SUB-ITEM 77C


              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                             AIM FLOATING RATE FUND


A Special Meeting of Shareholders of GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate Fund) (the "Fund"), was held on February 25, 2000.

At such meeting, shareholders of the Fund were asked to:

1.   Approve an Agreement and Plan of Conversion and Liquidation for the Fund.
2.   Approve a Distribution Plan.
3.   Elect a Director.
4. Ratify the selection of PricewaterhouseCoopers LLP as the Fund's independent public accountants.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:

Proposal 1:  Approval of an Agreement and Plan of Conversion and Liquidation

                                                   For:          Against:      Abstain:
                                                   ----          --------      --------

AIM Floating Rate Fund                           24,037,611      627,086       1,515,481

Proposal 2:  Approval of a Distribution Plan

                                                   For:          Against:      Abstain:
                                                   ----          --------      --------

AIM Floating Rate Fund                           24,178,788      592,149       1,409,241

Proposal 3:  Election of Board Member

                                                                Withholding
                                                   For:          Authority:
                                                   ----          ----------

AIM Floating Rate Fund                           38,441,463    1,322,999

Proposal 4:  Ratification of the Selection of Independent Public Accountants

                                                   For:          Against:      Abstain:
                                                   ----          --------      --------

AIM Floating Rate Fund                           37,925,308      343,593       1,495,559

                             AIM FLOATING RATE FUND
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                                 January 7, 2000

Dear Shareholder:

     Enclosed is a proxy statement seeking your approval of two proposals relating to the restructuring of AIM Floating Rate Fund (the "Fund"), as well as two more routine proposals. Since its inception in 1997, the Fund has grown to well over $400 million in net assets. Despite this impressive growth, the Board of Directors of the Fund (the "Board") believes that additional improvements to the Fund could benefit Fund shareholders. For example, the Fund currently offers a single class of shares to investors. In accordance with recent regulatory developments, the Fund, if it reorganizes, could offer investors a choice of shares similar to the choices available to shareholders in open-end funds.

     To provide Fund shareholders with these additional improvements and options, and to ensure that the Fund remains competitive in an extremely demanding marketplace, the Board is recommending that the Fund be restructured along the lines described in the attached Proxy Statement (the "Restructuring"). The Restructuring of the Fund would include collapsing its current two-tiered investment structure into a simpler, single-tiered investment arrangement; offering multiple classes of shares for Fund investors with different sales and distribution charges; and converting the Fund to an "interval" status in order to guarantee investors that the Fund will conduct quarterly repurchase offers for a portion of its shares. The Proxy Statement describes these changes in much greater detail.

     After careful consideration, the Board has unanimously approved each proposal. The Board believes that these changes will benefit the Fund and its shareholders and recommends that you read the enclosed materials carefully and then vote FOR each proposal.

     You may vote at the meeting if you are the record owner of shares of the funds as of the close of business on December 20, 1999. If you attend the meeting, you may vote your shares in person. If you expect to attend the meeting in person, please notify the trust by calling 1-800-952-3502. If you do not expect to attend the meeting, please fill in, date, sign and return the proxy card in the enclosed envelope which requires no postage if mailed in the United States.

     Your vote is important. Please take a moment now to sign and return your proxy card in the enclosed postage paid return envelope. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote your shares. You may also vote your shares on the internet at HTTP://WWW.AIMFUNDS.COM by following the instructions that appear on the enclosed proxy insert. Thank you for your cooperation and continued support.

                                          Sincerely,

                                          /s/ ROBERT H. GRAHAM
                                          Robert H. Graham
                                          Chairman and President

                             AIM FLOATING RATE FUND
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 25, 2000

To the Shareholders of AIM Floating Rate Fund:

     NOTICE IS HEREBY GIVEN that a special meeting of Shareholders ("Meeting") of GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate Fund) ("Fund") will be held at 11 Greenway Plaza, Suite 100, Houston, TX 77046, on Friday, February 25, 2000, at 2:00 p.m., Central time, for the following purposes:

     1. To approve an agreement and plan of conversion and liquidation for the Fund;

     2. To approve a distribution plan;

     3. To elect a Director;

     4. To ratify the selection of PricewaterhouseCoopers LLP as the Fund's independent public accountants; and

     5. To transact such other business that may properly come before the Meeting, or any adjournment thereof, in the discretion of the proxies or their substitutes.

     Shareholders of record as of the close of business on December 20, 1999, are entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

     Please execute and return promptly in the enclosed envelope the accompanying proxy, which is being solicited by the Board of Directors of the Fund. You may also vote your shares through a web site established for that purpose by following the instructions on the enclosed proxy insert. Returning your proxy promptly is important to ensure a quorum at the Meeting. You may revoke your proxy at any time before it is exercised by the subsequent execution and submission of a revised proxy, by giving written notice of revocation to the Fund at any time before the proxy is exercised, or by voting in person at the Meeting.

                                          By Order of the Board of Directors,

                                          /s/ SAMUEL D. SIRKO
                                          Samuel D. Sirko
                                          Secretary

January 7, 2000

                                PROXY STATEMENT

                             AIM FLOATING RATE FUND
                          11 GREENWAY PLAZA, SUITE 100
                             HOUSTON, TX 77046-1173
                           TOLL FREE: (800) 454-0327
                             ---------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 25, 2000
                             ---------------------

     This Proxy Statement is being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate Fund) (the "Fund"). These proxies are to be used at the special meeting of Shareholders and at any adjournment thereof (the "Meeting") to be held at the offices of the Fund, 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, on Friday, February 25, 2000, at 2:00 p.m., Central time.

     If the accompanying proxy card is properly executed and returned by a shareholder in time to be voted at the Meeting, the shares covered thereby will be voted in accordance with the instructions marked thereon by the shareholder. Executed proxies that are unmarked will be voted in favor of the nominee for the Fund's Board; in accordance with the recommendation of the Board as to all other proposals described in this Proxy Statement; and, at the discretion of the proxyholders, on any other matter that may properly come before the Meeting or any adjournments thereof. Any proxy given pursuant to this solicitation may be revoked at any time before its exercise by giving written notice to the Secretary of the Fund or by the issuance of a subsequent proxy. To be effective, such revocation must be received by the Secretary of the Fund prior to the Meeting. In addition, a shareholder may revoke a proxy by attending the Meeting and voting in person. The solicitation of proxies will be made primarily by mail but also may be made by telephone, facsimile, telegraph, telecopy and personal interviews. Authorization to execute proxies may be obtained by telephonic or electronically transmitted instructions.

     The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum at the Meeting. If a quorum is not present at the Meeting or if a quorum is present but sufficient votes to approve any of the proposals described in the Proxy Statement are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

     Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present, but will not be voted for or against any proposal or for or against any adjournment to permit further solicitation of proxies. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or against any proposal where the required vote is a percentage of the shares present or outstanding. Abstentions and broker non-votes will not be counted, however, as votes cast for purposes of determining whether sufficient votes have been received to approve a proposal.

     Shareholders of record as of the close of business on December 20, 1999 (the "Record Date"), are entitled to vote at the Meeting. On the Record Date, there were 44,585,181.349 shares of the Fund outstanding. Each share is entitled to one vote for each full share held and a fractional vote for a fractional share held. A I M Advisors, Inc. ("AIM") does not know of any person who owns beneficially 5% or more of the shares of the Fund, except as indicated on Exhibit E.

     The Fund has engaged the services of Shareholder Communications Corporation ("SCC") to assist it in the solicitation of proxies for the Meeting. The Fund expects to solicit proxies principally by mail, but it or SCC may also solicit proxies by telephone, facsimile, telegraph, or personal interview. Officers of the Fund and employees of AIM who assist in the proxy solicitation will not receive any additional or special compensation for any such efforts. The Fund will request broker/dealer firms, custodians, nominees, and fiduciaries to forward proxy material to the beneficial owners of the shares held of record by such persons. The Fund may reimburse such broker/dealer firms, custodians, nominees, and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation.

     The Fund intends to mail this Proxy Statement and the accompanying proxy card on or about January 7, 2000.

                          SUMMARY OF THE RESTRUCTURING

     The Fund's investment objective is to provide as high a level of current income and preservation of capital as is consistent with investment in senior secured corporate loans and corporate debt securities that have adjustable or floating interest rates ("floating rate securities"). While the Fund was one of the earliest funds to concentrate in this type of investment, since its establishment, more flexibility in the options for shareholders have developed as other funds have commenced operations. The characteristics of and options available through these other floating rate products have substantially expanded, and over the past two years many such funds have begun offering multiple classes of shares, various sales load and distribution fee arrangements, and several different liquidity options for shareholders.

     The Board believes that, to provide a broader array of additional features to existing shareholders and to increase the attractiveness of the Fund to new investors, the Fund should be restructured to (a) offer more investment options and greater flexibility, (b) "modernize" the Fund by conforming its organization, contracts, etc. with those of the other AIM funds, and (c) integrate the Fund more closely into the AIM open-end fund structure. As described in Proposal 1 below, this restructuring of the Fund (the "Restructuring") would be effected in connection with the reorganization of the Fund as a Delaware business trust. The Restructuring is described more fully in Proposal 1 below, but the most important elements include the following:

          Elimination of Master-Feeder Structure. Like several of the other former GT Global open-end funds, the Fund was organized in a master-feeder structure (in which the Fund invests in the Floating Rate Portfolio (the "Portfolio")) with the expectation that an additional feeder fund might be added at a later date. Unlike the former manager of the Fund, AIM does not utilize a master-feeder structure but instead uses multiple classes of shares to provide several investment options to shareholders. Accordingly, the Restructuring contemplates the offering of multiple classes of shares, and the necessity of a second feeder fund with different features but also investing in the Portfolio has been eliminated. Furthermore, the Board believes that a single investment company structure will be more efficient to manage and administer and may result in lower operating costs to the Fund and its shareholders.

          Multiple Classes. Recently organized floating rate products have offered shareholders the option of investing in a "Class B" share (with an early withdrawal charge ("EWC") and a small distribution fee), a "Class C" share (with a lower EWC but a higher distribution fee) and, in limited cases, a "Class A" share (front-end load with a lower or no distribution fee). The Board believes that investors find these alternatives attractive and that, to attract new cash flows to the Fund, the Fund needs to be able to offer similar options to current and prospective shareholders. Accordingly, the Board is recommending the adoption of a multiple class structure for the Fund that would offer Class B and Class C shares (with the option in the future of offering Class A or other classes of shares). The addition of new classes will not raise the expenses of the existing classes, and may increase assets under management, which could lower overall expense ratios and provide for more investment diversification.

          "Interval Fund" Structure. As shares of a closed-end fund, the Fund shares are not redeemable by shareholders. In addition, because the Fund is not listed on an exchange, there is no secondary market for the Fund's shares. To provide liquidity to Fund shareholders, the Board currently considers, on a quarterly basis, whether to conduct a tender offer for a percentage of the Fund's shares. Although the Fund has conducted such quarterly tender offers for more than two years, there is no guarantee to shareholders that it will continue to do so. Accordingly, the Board has determined that it would be beneficial to shareholders to convert to a so-called "interval fund" structure pursuant to Rule 23c-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which requires a closed-end fund to adopt a periodic repurchase plan, in essence committing to shareholders that the Fund will conduct repurchase offers at set intervals for between 5% and 25% of the Fund's outstanding shares. In addition to providing certainty to Fund shareholders, the interval arrangement has other advantages, including simpler disclosure and reporting requirements, the ability to have automatic effectiveness of amendments to the Fund's registration statements, and the ability to offer waivers of the Fund's EWCs to certain shareholders.

     The Board believes that the changes proposed in the Restructuring will assure shareholders of a certain level of liquidity for their shares through periodic repurchase offers, could eventually lower Fund expenses, and will conform the Fund's organization with the other AIM Funds. Accordingly, the Board recommends that you vote FOR each Proposal.
                             ---------------------

                                PROPOSAL NO. 1:
                          APPROVAL OF AN AGREEMENT AND
                       PLAN OF CONVERSION AND LIQUIDATION

     BACKGROUND AND SUMMARY. The Fund currently is organized as a Maryland corporation. The Board has approved an Agreement and Plan of Conversion and Liquidation ("Plan"), which provides for the reorganization of the Fund into a newly created closed-end management investment company organized as a business trust ("Trust") under the Delaware Business Trust Act ("Delaware Act"). Under the Plan, the Fund will transfer all its assets to the Trust in exchange solely for shares of beneficial interest in the Trust and the Trust's assumption of all the Fund's liabilities (the "Reorganization"). Attached to this Proxy Statement as Exhibit A is a form of the Plan relating to the proposed Reorganization.

     The Reorganization is being proposed primarily to conform the organizational documents under which the Fund operates to those governing most other AIM Funds and to provide the Fund with flexibility to implement the changes proposed in the Restructuring. Following the Reorganization: (1) the Trust's Agreement and Declaration of Trust ("Declaration of Trust") will include provisions permitting the Trust to issue multiple classes of shares; (2) the Declaration of Trust will require the Trust to make periodic repurchase offers for a portion of its shares in accordance with Rule 23c-3; (3) the Fund's master-feeder structure will be eliminated and the Trust will invest directly in floating rate securities; and (4) the Trust's distribution arrangements will conform to the distribution plan proposed in Proposal 2, provided that Proposal 2 is approved and implemented. In addition, as described below, the Declaration of Trust for the Trust will differ from the Fund's Articles of Incorporation in certain respects.

     AIM and the Board believe that the Delaware business trust organizational form offers a number of advantages over the Maryland corporate organizational form. As a result of these advantages, the Delaware business trust organizational form has been increasingly used by investment companies, including most AIM Funds. The Delaware business trust organizational form offers greater flexibility than the Maryland corporate form. A Maryland corporation is governed by the detailed requirements imposed by Maryland corporate law and by the terms of its Articles of Incorporation. A Delaware business trust is subject to fewer statutory requirements. The Trust will be governed primarily by the terms of the Declaration of Trust, which will be substantially in the form of the Declaration of Trust that is attached to this Proxy Statement as Exhibit B. In particular, the Trust will have greater flexibility to conduct business without the necessity of engaging in expensive proxy solicitations of shareholders. For example, under Maryland corporation law, amendments to the Fund's Articles of Incorporation would typically require shareholder approval. Under Delaware law, unless the Declaration of Trust of a Delaware business trust provides otherwise, amendments may be made without obtaining shareholder approval. In addition, unlike Maryland corporation law, which restricts the delegation of a board of directors' functions, Delaware law permits the board of trustees of a Delaware business trust to delegate certain of its responsibilities. For example, the board of trustees may delegate the responsibility of declaring dividends to duly empowered committees of the board or to appropriate officers. Finally, Delaware law permits the trustees to adapt a Delaware business trust to future circumstances. For example, the trustees may, without a shareholder vote, change a Delaware business trust's domicile or organizational form. Any exercise of this authority by the current Fund Board would require shareholder approval.

     Although these are important changes, in many respects the Fund and the new Trust will remain the same. The Trust will have the same investment objective, policies, and restrictions as the Fund, except as noted below. The Fund and the Trust will have the same investment advisory and sub-advisory arrangements and the Trust will retain the same distributor, transfer agent and custodian as the Fund. Similarly, the directors/trustees, officers, and independent accountants will be unchanged, and the Trust's fiscal year will be the same as that of the Fund.

IMPORTANT DIFFERENCES BETWEEN THE FUND AND THE TRUST.

     Structure and Name of the Trust. The Trust has been established under the laws of the State of Delaware, but will not have any operations prior to the Reorganization. Pending the Reorganization, AIM will be the sole shareholder of the Trust.

     The Fund is currently incorporated under the name "GT Global Floating Rate Fund, Inc.," and is authorized under Maryland law to conduct business as "AIM Floating Rate Fund." The name of the Trust will be "AIM Floating Rate Fund."

     As a Delaware business trust, the Trust's operations will be governed by the Declaration of Trust, the Bylaws of the Trust, and applicable Delaware law rather than by the Fund's Articles of Incorporation and Bylaws and applicable Maryland law. Certain differences between the two domiciles and organizational forms, as well as certain structural changes, are summarized below. The operations of the Trust will continue to be subject to the provisions of the 1940 Act and the rules and regulations thereunder.

     Elimination of Master-Feeder Structure. The Fund currently operates as the sole feeder fund in a master-feeder structure and seeks to achieve its investment objective by investing all of its investable assets in Floating Rate Portfolio (the "Portfolio"), a master fund with the same investment objective as the Fund. In connection with the Reorganization, the Fund would transfer its interest in the Portfolio to the Trust in return for Trust shares. The Trust would then redeem its interest in the Portfolio in exchange for the assets held by the Portfolio, thereby eliminating the master-feeder structure. As a result, the Trust would invest directly in market securities rather than in the Portfolio. AIM and the Board believe that the elimination of the master-feeder structure would simplify the operations of the Trust and, as a result, may result in some reduction in the Trust's operating expenses. The total expenses of Fund shares will not decrease as a result of the implementation of Proposal 1 because the elimination of the Fund's administration fees will be offset by the addition of the distribution fee, as discussed in Proposal 2. A table showing the Fund's current and pro forma operating expenses is included as Exhibit C. In addition, the elimination of the master-feeder structure would conform the Trust's structure to the single tier structure of most other AIM Funds.

     In connection with the Reorganization and the elimination of the master-feeder structure, the Trust will engage the services of AIM, INVESCO Senior Secured Management, Inc. ("INVESCO SSM"), and INVESCO, Inc. ("INVESCO") (successor to INVESCO (NY), Inc.) pursuant to contracts substantially the same as those under which they currently provide services to the Portfolio. The Plan authorizes AIM, as the sole shareholder of the Trust prior to the Reorganization, to approve (1) an advisory contract for the Trust that is substantially the same as the Portfolio's current investment management and administration contract with AIM, (2) a sub-advisory contract for the Trust that is substantially the same as the current sub-advisory contract between AIM and INVESCO SSM, and (3) a sub-sub-advisory contract for the Trust that is substantially the same as the current sub-sub-advisory contract between INVESCO SSM and INVESCO. The sole differences between the contracts for the Trust and the current contracts are: (1) the effective date of the Trust's contracts will be the date of the Reorganization; and (2) the Trust, not the Fund and/or the Portfolio, will be the recipient of the services provided under the contracts.

     Multiple Classes of Shares of the Trust. The beneficial interests in the Trust will be represented by transferable shares, par value $0.01 per share. The trustees will have the power under the Declaration of Trust to establish series and classes of shares; the Fund's directors currently do not have this power. Under the Declaration of Trust, the trustees will be authorized to issue an unlimited number of shares of the Trust. The Fund is authorized to issue only the number of shares specified in the Articles of Incorporation and may issue additional shares only with Board approval and after payment of a fee to the State of Maryland on any additional shares authorized.

     The trustees intend initially to establish and offer two classes of the Trust. The Fund presently offers a single class of shares. As part of the Restructuring, these shares will be converted to Class B shares of the Trust. It is expected that, in addition to Class B shares, Class C shares also will be offered to the public. Class B and Class C shares will differ only in the types of fees paid by shareholders. Class B shares will be subject to the same four-year declining EWC that shareholders now pay if they tender their shares for payment by the Fund (3.0% of net asset value, declining to 0.0% after four years) and annual asset-based distribution fees of 0.25% of average daily net assets. Class C shares will be subject to a one-year EWC of 1.0% of net asset value and annual asset-based distribution fees of 0.75% of average daily net assets. See Proposal 2 for more information on the asset-based distribution fees for Class B shares.

     Conversion To Interval Status Under Rule 23c-3. The Fund's Board currently considers each quarter whether the Fund should conduct a tender offer for a portion of its shares. The Board is not obligated to authorize the making of these tender offers and does not guarantee that in any particular quarter a tender offer will be made. Under the Proposal, the Fund would convert to interval fund status pursuant to Rule 23c-3, and would adopt a fundamental policy to make quarterly repurchase offers. Although in the past the Fund has made tender offers each quarter, there is no guarantee that it would continue to do so. Conversion to interval fund status would provide shareholders of the Trust with greater assurance of liquidity in their holdings of Trust shares by guaranteeing them the ability to sell at least a portion of those shares each quarter.

     The Trust will make quarterly repurchase offers of between 5% and 25% of its outstanding shares at net asset value minus any EWC that applies. Under Rule 23c-3, the Trust is also permitted to deduct from a shareholder's repurchase proceeds a fee of up to 2% of such proceeds to offset expenses associated with the repurchase offer. This repurchase fee would be retained by the Trust. The Trust has decided not to impose the repurchase fee for at least the first four quarterly repurchase offers that are conducted following the Fund's conversion to interval fund status. Although it has no current intention to do so, the Trust may impose such a repurchase fee thereafter if it determines that the expenses of the repurchase offers and the resulting sales of investments are adversely affecting the Trust and its shareholders.

     Fund shareholders may realize additional benefits from converting the Fund to interval fund status. First, Securities and Exchange Commission ("SEC") regulations have streamlined the procedures for repurchase offers under Rule 23c-3. As a result, repurchase offers pursuant to Rule 23c-3 are somewhat less expensive and less time-consuming to conduct than ordinary tender offers. Second, interval funds are permitted to file post-effective amendments to their registration statements that become effective automatically, which would have the effect of saving the Trust additional time and money that would otherwise be required to have the SEC declare such post-effective amendments effective.

     Shares of the Fund are currently subject to an EWC of up to 3% which declines over a four-year period. Following conversion to interval fund status, Class B shares of the Trust offered for repurchase within four years of purchase similarly will be subject to an EWC of up to 3% of the proceeds. The Trust may also waive the EWC for certain categories of shareholders or transactions. These categories may include situations that are not likely to be the cause of high turnover in shares of the Fund, particularly where there are also important policy reasons to waive the EWC, such as when shares are tendered for repurchase due to the death or retirement of the shareholder. Events such as death or retirement are not likely to cause high turnover in shares of the Trust, and financial needs on the part of the shareholder or the shareholder's family are often precipitated by such events.

     Appendix A discusses in more detail the operation of the Trust as an interval fund.

     Continuation of Shareholder Accounts and Plans. The Trust's transfer agent will establish for each shareholder an account containing the appropriate number of shares of the Trust. Such accounts will be identical in all respects to the accounts currently maintained by the Fund's transfer agent for each shareholder of the Fund. Shares held in the Fund accounts will automatically be designated as shares of the Trust. Following the Reorganization, the Trust will not issue stock certificates and certificates for Fund shares issued before the Reorganization will represent shares of the Trust after the Reorganization. No further action by shareholders will be required to continue any automatic investment plan or retirement plan currently maintained by a shareholder with respect to the Fund's shares. For purposes of calculating any applicable EWC, the period during which a shareholder held Fund shares will be added to the period during which the shareholder held shares of the Trust.

     Federal Income Tax Consequences. The Fund and the Trust will receive an opinion of Kirkpatrick & Lockhart LLP to the effect that the Reorganization will constitute a tax-free reorganization under section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Fund, the Trust, and the shareholders of the Fund will recognize no gain or loss for federal income tax purposes as a result of the Reorganization. Shareholders of the Fund should consult their tax advisors regarding the effect, if any, of the Reorganization in light of their individual circumstances and as to state and local consequences, if any, of the Reorganization.

OTHER ASPECTS OF THE REORGANIZATION.

     Trustees and Officers of the Trust. Subject to the provisions of the Declaration of Trust, the business of the Trust will be managed by its trustees, who will serve indefinite terms and who will have all powers necessary or convenient to carry out their responsibilities. The responsibilities, powers, and fiduciary duties of the trustees will be substantially the same as those of the Directors of the Fund.

     The trustees of the Trust would be the current Directors of the Fund, including the nominee for election at this Special Meeting to serve as a Director of the Fund. Information concerning the current Directors of the Fund is set forth below under Proposal 3. The current officers of the Fund will serve as officers of the Trust and the current officers of the Fund will perform the same functions for the Trust following the Reorganization that they now perform on behalf of the Fund.

     Liability of Directors and Trustees. Under the Articles of Incorporation, the Fund indemnifies its present and past Directors, officers, employees, and agents, and persons who are serving or have served at the Fund's request in similar capacities for other entities, to the maximum extent permitted by applicable law (including Maryland law and the 1940 Act). In the event of any litigation or other proceeding against a director or officer of the Fund, Maryland law permits the Fund to indemnify the Director or officer for certain expenses and to advance money for such expenses unless (a) it is established that the act or omission of the Director or officer was material to the matter giving rise to the proceeding, and the act or omission was committed in bad faith or was the result of active and deliberate dishonesty; (b) the Director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the Director or officer had reasonable cause to believe the act or omission was unlawful.

     The Declaration of Trust will provide indemnification for current and former trustees and officers to the fullest extent permitted by Delaware law and other applicable law. Trustees of the Trust may be personally liable to the Trust and its shareholders by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties as trustees.

     Shareholder Meeting Requirements. The Fund's Bylaws and Maryland law provide that a special meeting of shareholders shall be called upon the written request of shareholders holding 25% of the Fund's shares. The Trust's Bylaws will provide that a special meeting of shareholders solely for the purpose of voting on the removal of any trustee may be called upon written request of shareholders holding 10% of the Trust's shares.

     The Trust, like the Fund, will operate as a closed-end management investment company registered with the SEC under the 1940 Act (but, unlike the Fund, will be subject to the interval fund provisions of Rule 23c-3). Shareholders of the Trust will therefore have the power to vote at special meetings with respect to, among other things, changes in the investment objective and fundamental investment restrictions of the Trust; approval of certain changes to investment advisory contracts; and additional matters relating to the Trust required by the 1940 Act. If, at any time, less than a majority of the trustees holding office have been elected by the shareholders, the trustees then in office will promptly call a meeting of shareholders of the Trust for the purpose of electing a trustee or trustees in order to maintain a majority of trustees elected by shareholders.

     Removal of Directors and Trustees. The Fund's Articles of Incorporation and Bylaws permit removal of a director by the holders of more than 50% of the shares voted in person or by proxy at a meeting at which at least 50% of the Fund's outstanding shares are represented in person or by proxy. Under the Trust's Declaration of Trust, a trustee may be removed by two-thirds of the trustees holding office prior to such removal or by holders of two-thirds of the Trust's outstanding shares at a special meeting called for that purpose.

     Shareholders' Rights of Inspection. Maryland law provides that persons who have been shareholders of record for six months or more and who own of record at least 5% of the Fund's shares may inspect the Fund's books of account and stock ledger. Similarly, under the Trust's Declaration of Trust and Bylaws, shareholders who have held shares of record for at least six months and who hold at least 5% of the outstanding shares of any class of the Trust will be permitted, upon written request, to inspect a list of the shareholders of the Trust.

     Shareholder Liability. Maryland law provides that a shareholder is not obligated to the Fund with respect to the stock held therein, except to the extent that (1) the subscription price or other agreed upon consideration for the stock has not been paid (subject to limited exceptions); (2) the shareholder knowingly accepted an illegal distribution; or (3) the shareholder is subject to any liability imposed by law upon the dissolution, voluntary or involuntary, of the Fund.

     Under Delaware law, the Trust's shareholders will not be personally liable for the obligations of the Trust. The Delaware Act provides that a shareholder of a Delaware business trust is entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under Delaware law. It is conceivable, however, that, notwithstanding current laws, courts in other states may decline to apply Delaware law on this point. As a result, to the extent that the Trust or a shareholder will be subject to the jurisdiction of courts in other states, there is a risk that such courts might not apply Delaware law and could thereby subject Trust shareholders to liability. The Board and management of the Fund believe this risk to be extremely remote. To guard against this risk, the Declaration of Trust (i) will contain an express disclaimer of shareholder liability for acts or obligations of the Trust and (ii) will provide for indemnification out of Trust property of any shareholder held personally liable for the obligations of the Trust. Moreover, the Declaration of Trust will require that every written agreement, obligation, or other undertaking made or issued by the Trust contain a provision to the effect that Trust shareholders are not personally liable thereunder. Thus, the risk of a Trust shareholder incurring financial loss beyond the shareholder's investment because of shareholder liability would be limited to circumstances in which (1) a court refused to apply Delaware law or otherwise failed to give full effect to the Declaration of Trust or contractual provisions limiting shareholder liability and (2) the Trust itself was unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust shareholder is extremely remote.

     Amendment of Articles of Incorporation and Declaration of Trust. Under the Fund's Articles of Incorporation and Maryland law, the Articles of Incorporation may be amended upon adoption by the Board of Directors of a resolution setting forth the proposed amendment and declaring that such amendment is advisable and approval of such resolution by the holders of a majority of the Fund's outstanding shares. The Declaration of Trust may be amended by a majority of the trustees without any shareholder vote, except that the shareholders will have the right to vote on any amendment that affects their voting rights, that alters the provisions governing amendments to the Declaration of Trust, that is required by law or by the Trust's registration statement to have shareholder approval, or that is submitted to the shareholders by the trustees.

     The foregoing is only a summary of certain differences between and among the Fund's Articles of Incorporation and Bylaws and Maryland law and the Declaration of Trust and the Trust's Bylaws and Delaware law. It is not a complete list of the differences. Shareholders should refer to the provisions of these documents and state law directly for a more thorough comparison. Copies of the Articles of Incorporation and Bylaws of the Fund, and of the Declaration of Trust and the Trust's Bylaws are, or will be, available, at any time prior to the Meeting, to shareholders as of the Record Date without charge upon written request to the Fund or to the Trust, when it comes into existence.

     Appraisal Rights. It is possible that shareholders may have appraisal rights pursuant to Maryland law arising out of the Reorganization. Sections 3-202 and 3-203 of the Maryland Corporations and Associations Code provide that a shareholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor entity in certain transactions, provided that the shareholder (a) files with the corporation a written objection to the proposed transaction prior to the date of the shareholder meeting in which the transaction is to be voted upon, (b) does not vote in favor of the transaction, and (c) makes a written demand upon the successor entity within 20 days after the Maryland State Department of Assessments and Taxation accepts the transaction articles for record (the "filing date"). The Fund believes that these appraisal rights may not apply given the circumstances of the Reorganization and does not intend to provide notice to shareholders of the filing date.

     IMPLEMENTATION OF THE PLAN. To accomplish the Reorganization, on the closing date of the Reorganization, the Fund will transfer all of its assets and liabilities to the Trust in exchange solely for a number of full and fractional shares of the Trust equal to the number of full and fractional shares of common stock of the Fund then outstanding. Immediately thereafter, the Fund will distribute those Trust shares to its shareholders in complete liquidation and will, as soon as practicable thereafter, be terminated. Upon completion of the Reorganization, each shareholder of the Fund will be the owner of full and fractional shares of the Trust equal in number and aggregate net asset value to the shares he or she held in the Fund.

     The Plan authorizes AIM to acquire one Class B share of the Trust and, as the sole initial shareholder prior to the Reorganization: (1) to approve investment advisory arrangements for the Trust that are substantially the same as those currently in effect with respect to the Portfolio; (2) to elect the Directors of the Fund as the trustees of the Trust to serve without limit in time, except as they may resign or be removed by action of the trustees or shareholders; and (3) to ratify the selection of PricewaterhouseCoopers LLP, the Fund's present independent public accountants, as the Trust's independent public accountants.

     Assuming approval of this Proposal by shareholders, it is currently contemplated that the Reorganization will close on or about March 10, 2000. However, the Reorganization may close on another date if circumstances warrant.

     The obligations of the Fund and the Trust under the Plan are subject to various conditions that are stated in the Plan. To provide against unforeseen events, the Plan may be terminated or amended at any time prior to the closing of the Reorganization by action of the Board, notwithstanding the approval of the Plan by the shareholders of the Fund. However, no amendments may be made that would materially adversely affect the interests of the shareholders of the Fund. The Fund and the Trust may at any time waive compliance with any condition contained in the Plan, provided that the waiver does not materially adversely affect the interests of the shareholders of the Fund.

     REQUIRED VOTE. The affirmative vote of the holders of a majority of the Fund's shares entitled to vote at the meeting is required for approval of Proposal 1. If Proposal 1 is not approved, the Fund will continue to operate as a Maryland corporation.

     SHAREHOLDERS SHOULD NOTE THAT PROPOSAL 1 AND PROPOSAL 2 ARE COMPLETELY INTERDEPENDENT, AND NEITHER PROPOSAL WILL BE IMPLEMENTED UNLESS BOTH PROPOSALS ARE APPROVED.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.

                             ---------------------

                                PROPOSAL NO. 2:
                        APPROVAL OF A DISTRIBUTION PLAN

     As part of the Restructuring, existing Fund shares would be redesignated as Class B shares of the Trust. AS DISCUSSED BELOW, HOWEVER, APPROVAL OF PROPOSAL 2 WILL NOT INCREASE THE TOTAL ANNUAL OPERATING EXPENSES OF FUND SHARES. It is proposed that Class B shares would become subject to a distribution fee that would be paid at the annual rate of 0.25% of the average daily net assets of the Trust's Class B shares. Shareholders are being asked to approve a distribution plan (the "Distribution Plan") that would impose this fee. Because the addition of the distribution fee will be offset by the elimination of the Fund's existing administration fees (also 0.25% of the average daily assets of the Fund), overall expenses will not be increased. A table showing the Fund's current and pro forma operating expenses is included as Exhibit C.

     On September 28, 1999, the Board approved the Distribution Plan, which provides for payment out of Fund assets of distribution expenses resulting from the sale of Fund shares. The fees will be paid to A I M Distributors, Inc. ("AIM Distributors"), the Fund's principal underwriter, as compensation for expenses incurred in its distribution-related and service-related activities on behalf of the Trust. The Board, including the independent Board members, unanimously voted to approve the Distribution Plan at a Board meeting called for that purpose. The Board recommends that shareholders also vote to approve the Distribution Plan.

     The Board believes that, by having distribution-related and service-related expenses borne directly by the Trust, the Distribution Plan would better reflect the economic arrangements of the Trust. By promoting distribution-related activities, the revised fee structure may lead to increased assets under management, which could result in greater economies of scale and reduced investment risk, as discussed below. Of course, such economies of scale and risk reduction will not occur if assets under management do not increase.

     BACKGROUND. Unlike most closed-end funds but like open-end funds, the Fund continuously offers its shares to the public. As a result, the Fund incurs ongoing expenses related to the distribution of its shares. Open-end funds are permitted to finance distribution of their shares from fund assets, pursuant to Rule 12b-1 under the 1940 Act. No analogous rule exists for closed-end funds. However, the SEC has issued an exemptive order to the Fund and the Trust to permit them to implement distribution plans on terms comparable to Rule 12b-1 plans.

     CHANGES TO FEE STRUCTURE. The Fund currently pays an administration fee at the annual rate of 0.25% of the Fund's average daily net assets. If the Distribution Plan is implemented, the administration fee currently paid by the Fund will be eliminated. This will ensure that the imposition of the Distribution Plan will not result in an increase in the total annual operating expenses of the Trust.

     DESCRIPTION OF THE DISTRIBUTION PLAN. The Distribution Plan, which is attached as Exhibit D to this Proxy Statement, provides that AIM Distributors shall be responsible for the payment of sales commissions on each sale of the Trust's Class B shares to the selling retail broker. AIM Distributors will also pay other distribution-related expenses, such as the development and printing of sales literature, and service-related expenses. In return, AIM Distributors will receive from the Trust a fee at the annual rate of 0.25% of the average daily net assets of the Trust's Class B shares, plus any EWCs paid by shareholders tendering their shares in a repurchase offer. As noted above, this will not increase overall operating expenses.

     The provisions of the Distribution Plan conform to the requirements of Rule 12b-1 under the 1940 Act, as if such Rule were applicable. Therefore, the Distribution Plan is subject to annual approval by the Trust's Board, including the independent Board members. Moreover, the Board must review a written report of the amounts expended under the Distribution Plan and the purposes of the expenditures by AIM Distributors at least quarterly. Shareholder approval is required for all amendments to the Distribution Plan that would materially increase the amounts paid under it. The Distribution Plan is terminable at any time by the vote of a majority of the independent Board members or a majority of the outstanding Class B voting securities of the Trust, or by AIM Distributors, upon 60 days' written notice to the other party. Assignment of the Distribution Plan will result in its automatic termination. Finally, while the Distribution Plan is in effect, the selection and nomination of the independent Board members shall be committed to the discretion of the then current independent Board members.

     INFORMATION ABOUT THE DISTRIBUTOR. AIM Distributors is a broker-dealer registered with the SEC and distributes shares of funds within The AIM Family of Funds--Registered Trademark-- on a continuous basis. AIM Distributors is an indirect wholly-owned subsidiary of AMVESCAP PLC, which, through its subsidiaries and affiliates, engages in investment management, administration, and marketing activities on a global basis. As of September 30, 1999, AMVESCAP PLC, through its subsidiaries, had assets under management of over $292 billion.

     AIM Distributors will use payments received pursuant to the Distribution Plan to engage in activities primarily intended to result in the sale of Class B shares of the Trust and to finance payments of service fees under shareholder service arrangements and the costs of administering the Distribution Plan. The distribution-related payments will be used principally to pay sales commissions on sales of Trust shares by selling retail brokers. Such distribution and servicing activities also include, but are not limited to, organizing and conducting sales seminars and advertising programs; other compensation to retail broker-dealers; printing and mailing prospectuses, reports, and sales literature to prospective investors; answering routine customer inquiries concerning the Trust; assisting in the establishment and maintenance of customer accounts and records; assisting in the processing of purchase and redemption transactions; and maintaining Trust information on the Internet.

     BOARD CONSIDERATIONS. The Board considered that implementation of the Distribution Plan would better reflect the economic arrangements of the Trust and may reduce the operating expenses of the Trust over time. Currently, the Fund pays no distribution fees; AIM Distributors bears the cost of distribution from its own resources. By setting a distribution fee and reducing the administration fees indirectly borne by the Fund, the Trust will be structured similar to an open-end fund, except that it will not redeem its shares on a daily basis.

     The Board also considered that increased distribution-related activities under the Distribution Plan could result in a larger Fund. The Board noted that, although a larger Fund would increase the aggregate amount of investment management and administration fees paid to AIM, it could also provide economies of scale to Fund shareholders, reducing each shareholder's share of certain costs that do not increase in direct proportion to asset size. Increased assets are also likely to lead to a more diversified investment portfolio, which reduces investment risk. Diversification is particularly important when investing in floating rate securities, because they trade in large denominations and credit exposure to any one issuer can be minimized by holding a much larger number of floating rate securities of different issuers. Of course, such economies of scale and risk reduction will not occur if assets under management do not increase.

     The Board, including the independent Board members, determined that the Distribution Plan is in the best interests of the Fund and its shareholders and that it is reasonably likely to benefit the Fund and its shareholders. In making this determination, the Board considered a variety of factors, including the need for continued inflows of capital from new sales to fully fund quarterly repurchase offer requests on a timely basis without borrowings and without selling portfolio securities at potentially inopportune times.

     REQUIRED VOTE. The affirmative vote of the holders of a "majority of the outstanding voting securities" of the Fund, as defined in the 1940 Act, is required for approval of Proposal 2. This means that Proposal 2 must be approved by the lesser of: (1) 67% of the Fund's shares present at a meeting of shareholders if the owners of more than 50% of the Fund's shares then outstanding are present in person or by proxy; or (2) more than 50% of the Fund's outstanding shares.

     SHAREHOLDERS SHOULD NOTE THAT PROPOSAL 1 AND PROPOSAL 2 ARE COMPLETELY INTERDEPENDENT, AND NEITHER PROPOSAL WILL BE IMPLEMENTED UNLESS BOTH PROPOSALS ARE APPROVED.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

                             ---------------------

                                PROPOSAL NO. 3:
                            ELECTION OF BOARD MEMBER

     The Board has nominated the individual identified below for election to the Board of the Fund at the Meeting. It is the intention of each proxyholder named on the accompanying proxy card to vote FOR the election of the nominee listed below unless the shareholder specifically indicates on his or her proxy card a desire to withhold authority to vote for the nominee. The Board does not contemplate that the nominee, who has consented to being nominated, will be unable to serve as a Board member for any reason, but if that should occur prior to the Meeting, the proxies will be voted for such other nominee as the Board may recommend. If elected, the nominee will hold office until his successor is duly elected and qualified.

     The nominee currently serves as a member of the Board, having been appointed by the Fund's other Directors. All of the Fund's other Directors were previously elected by the Fund's shareholders at a special meeting held in May, 1998. The Fund's current Directors (including the nominee) also serve as trustees of the Trust.

         INFORMATION REGARDING THE NOMINEE FOR ELECTION AT THE MEETING

NAME, AGE, AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS  POSITION WITH FUND AND TENURE
-------------------------------------------------------------------------------------  -----------------------------
ROBERT H. GRAHAM, Age 53*...............................................               Director,         Since 1998
Mr. Graham is Director, President and Chief Executive Officer, A I M Management Group  Chairman and
Inc.; Director and President, AIM; Director and Senior Vice President, A I M Capital   President
Management, Inc., AIM Distributors, A I M Fund Services, Inc. and Fund Management
Company; and Director, AMVESCAP PLC. Mr. Graham is also a director or trustee of several other investment companies registered under the 1940 Act that are managed or administered by AIM.

                                       INFORMATION REGARDING OTHER DIRECTORS
C. DEREK ANDERSON, Age 58...............................................               Director          Since 1997
Mr. Anderson is Senior Managing Partner, Plantagenet Capital Management, LLC (an
investment partnership); Chief Executive Officer, Plantagenet Holdings, Ltd.(an
investment banking firm); Director, PremiumWear, Inc. (formerly Munsingwear, Inc.) (a casual apparel company); Director, "R" Homes, Inc., Big Online, Inc., Champagne
Albert Le Brun and various other privately owned companies. Mr. Anderson is also a director or trustee of several other investment companies registered under the 1940
Act that are managed or administered by AIM
----------------------------
* Mr. Graham is deemed an "interested person" of the Fund, as defined in the 1940
  Act, by virtue of his association both with AIM and its affiliates.
FRANK S. BAYLEY, Age 60.................................................               Director          Since 1997
Mr. Bayley is a partner of the law firm of Baker & McKenzie; Trustee, The Badgley
Funds; and Director and Chairman of C.D. Stimpson Company (a private investment company). Mr. Bayley is also a director or trustee of several other investment companies registered under the 1940 Act that are managed or administered by AIM
RUTH H. QUIGLEY, Age 64.................................................               Director          Since 1997
Ms. Quigley is a private investor. From 1984 to 1986, she was President of Quigley
Friedlander & Co., Inc. (a financial advisory services firm). Ms. Quigley is also a director or trustee of several other investment companies registered under the 1940
Act that are managed or administered by AIM

     To the knowledge of the Fund's management, as of the Record Date, the Directors and officers of the Fund owned, as a group, less than 1% of the outstanding shares of the Fund.

     There were fifteen (15) meetings of the Fund's Board held during the Fund's fiscal year ended December 31, 1998. The Board has an Audit Committee composed of Miss Quigley (Chairman) and Messrs. Anderson and Bayley. The purpose of the Audit Committee is to review annual audits of the Fund and recommend firms to serve as independent auditors for the Fund. During the Fund's last completed fiscal year, the Audit Committee met five (5) times. Each Director attended at least 75% of the total number of meetings of the Board, and each member of the Audit Committee has attended at least 75% of the meetings of that Committee.

     All of the Fund's Directors also serve as directors or trustees of some or all of the other investment companies managed, administered, or advised by AIM. The Fund pays each Director, who is not a director, officer or employee of AIM or any affiliated company, an annual retainer component, plus a per-meeting fee component for each Board or committee meeting attended by such Director and reimburses travel and other out-of-pocket expenses incurred in connection with attending such meetings. The table below summarizes the compensation of the Fund's Directors for the fiscal year ended December 31, 1998 and provides the total compensation of the Board members by the Fund Complex for the fiscal year ended December 31, 1998.

                             COMPENSATION TABLE(1)

                                                                                   TOTAL COMPENSATION
                                                                 AGGREGATE           FROM THE FUND
                                                               COMPENSATION           AND THE FUND
NAME OF PERSON, POSITION(2)                                    FROM THE FUND           COMPLEX(3)
---------------------------                                ---------------------   ------------------
C. Derek Anderson
  Director...............................................         $7,700                $106,850
Frank S. Bayley
  Director...............................................         $7,100                $ 90,650
Ruth H. Quigley
  Director...............................................         $7,700                $ 99,500

---------------

(1) The Directors do not receive any pension or retirement benefits as compensation for their services to the Fund.

(2) As an employee of AIM, Mr. Graham receives no additional compensation from the Fund for serving as a Director.

(3) The Fund Complex comprises 10 of the investment companies managed, administered or advised by AIM.

     REQUIRED VOTE. A plurality of all the votes cast at the Meeting is required to elect the nominee.

 THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE BOARD MEMBER LISTED IN PROPOSAL 3
                             ---------------------

                                PROPOSAL NO. 4:
        RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     At a meeting called for the purpose of such selection, the firm of PricewaterhouseCoopers LLP was selected by the Board, including the independent Board members, as the independent public accountants to audit the books and accounts of the Fund for the fiscal year ending December 31, 2000 and to include its opinion in financial statements filed with the SEC. The Board has directed the submission of this selection to Fund shareholders for ratification. The board of trustees, including the independent trustees, of the Trust has also selected PricewaterhouseCoopers LLP as the Trust's independent public accountants and will direct the submission of this selection to the Fund, which will be the Trust's sole initial shareholder, for ratification. PricewaterhouseCoopers LLP has advised the Board that it has no financial interest in the Fund. For the fiscal years ended December 31, 1999 and December 31, 1998, the professional services rendered by PricewaterhouseCoopers LLP included the issuance of an opinion on the financial statements of the Fund and an opinion on other reports of the Fund filed with the SEC. Representatives of PricewaterhouseCoopers LLP are not expected to be present at the Meeting, but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.

     REQUIRED VOTE. Ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast thereon at the Meeting.

              THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 4

                             ---------------------

                              GENERAL INFORMATION

            INFORMATION REGARDING THE EXECUTIVE OFFICERS OF THE FUND

                                                                POSITION(S) WITH THE FUND
NAME, AGE, AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS          AND TENURE
-------------------------------------------------------------  ---------------------------
ROBERT H. GRAHAM, Age 53....................................   Director,        Since 1998
Mr. Graham is Director, President and Chief Executive          Chairman, and
Officer, A I M Management Group Inc.; Director and President,  President
AIM; Director and Senior Vice President, A I M Capital
Management, Inc., AIM Distributors, A I M Fund Services, Inc.
and Fund Management Company; and Director, AMVESCAP PLC. Mr.
Graham is also a director or trustee of several other
investment companies registered under the 1940 Act that are
managed or administered by AIM
MELVILLE B. COX, Age 56.....................................   Vice President   Since 1998
Mr. Cox is Vice President and Chief Compliance Officer, AIM,
A I M Capital Management, Inc., AIM Distributors, A I M Fund
Services, Inc., and Fund Management Company
GARY T. CRUM, Age 52........................................   Vice President   Since 1998
Mr. Crum is Director and President, A I M Capital Management,
Inc.; Director and Senior Vice President, AIM; Director and
Executive Vice President, A I M Management Group, Inc.; and
Director, AIM Distributors and AMVESCAP
CAROL F. RELIHAN, Age 45....................................   Vice President   Since 1998
Ms. Relihan is Director, Senior Vice President, General
Counsel and Secretary, AIM; Senior Vice President, General
Counsel and Secretary, A I M Management Group Inc.; Director,
Vice President and General Counsel, Fund Management Company;
Vice President and General Counsel, A I M Fund Services,
Inc.; and Vice President, A I M Capital Management, Inc. and
AIM Distributors
SAMUEL D. SIRKO, Age 40.....................................   Vice President   Since 1998
Mr. Sirko is Assistant General Counsel and Assistant           and Secretary
Secretary, A I M Management Group Inc., A I M Capital
Management, Inc., AIM Distributors, A I M Fund Services,
Inc., and Fund Management Company; and Vice President,
Assistant General Counsel and Assistant Secretary of AIM
DANA R. SUTTON, Age 40......................................   Vice President   Since 1999
Ms. Sutton is Vice President and Fund Controller, AIM and      and Treasurer
Assistant Vice President and Assistant Treasurer, Fund
Management Company

SOLICITATION OF PROXIES

     The Fund will request broker/dealer firms, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the shares held of record by such persons. The Fund may reimburse such broker/dealer firms, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with such proxy solicitation. In addition to the solicitation of proxies by mail, officers of the Fund and employees of AIM and its affiliates, without additional compensation, may solicit proxies in person or by telephone. The costs associated with such solicitation and the Meeting will be borne by the Fund. The Fund has retained SCC, a professional proxy solicitation firm, to assist in the solicitation of proxies. You may receive a telephone call from this firm concerning this proxy solicitation. The Fund estimates that SCC will be paid fees and expenses currently estimated at $22,000 in connection with the solicitation, which amount may increase depending upon the nature and extent of the services provided.

OTHER MATTERS TO COME BEFORE THE MEETING

     The Board does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement, but should any other matter requiring a vote of shareholders arise, the proxyholders will vote thereon according to their best judgment in the interests of the Fund.

PROPOSALS OF SHAREHOLDERS

     Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Meeting, if any, should send their written proposals to the Secretary of the AIM Floating Rate Fund, 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion. Normally, there will be no annual meeting of shareholders in any year, except as required under the 1940 Act.

REPORTS TO SHAREHOLDERS

     THE FUND WILL FURNISH TO SHAREHOLDERS, WITHOUT CHARGE AND UPON REQUEST, A COPY OF THE MOST RECENT ANNUAL REPORT AND A COPY OF THE MOST RECENT SEMI-ANNUAL REPORT FOLLOWING SUCH ANNUAL REPORT OF THE FUND. REQUESTS FOR SUCH REPORTS MAY BE MADE BY WRITING TO THE FUND AT 11 GREENWAY PLAZA, SUITE 100, HOUSTON, TEXAS 77046-1173, OR BY CALLING (800) 347-4246.

     IN ORDER THAT THE PRESENCE OF A QUORUM AT THE MEETING MAY BE ASSURED, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A
SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                          By Order of the Board of Directors,

                                          /s/ SAMUEL D. SIRKO
                                          Samuel D. Sirko
                                          Secretary

January 7, 2000

                                                                      APPENDIX A

                   OPERATION OF THE TRUST AS AN INTERVAL FUND

     Background. Unlike the stock of many closed-end funds, the Fund's common stock is not traded on any stock exchange. As discussed in Proposal 1, the Fund provides some liquidity to its shareholders by considering each quarter the making of a tender offer to repurchase all or a portion of the common stock of the Fund from shareholders at a price equal to the net asset value per share of the common stock. The Board is not obligated to authorize the making of a tender offer and does not guarantee that in any particular quarter a tender offer will be made. If no tender offer is made, shareholders may be unable to sell their shares. Because there is no secondary market for the Fund's common stock, these periodic tender offers, when offered, provide the only source of liquidity for Fund shareholders.

     Rule 23c-3 allows closed-end funds to provide investors with a limited ability to resell shares to the funds at approximately net asset value. Under Rule 23c-3, closed-end funds that comply with the Rule's conditions may commit to making periodic and certain discretionary repurchases of their securities at net asset value, minus a repurchase fee not to exceed 2.0% and an EWC. Among the conditions of Rule 23c-3 is that interval funds are required to have a fundamental policy stating that each will make periodic offers to repurchase from 5% to 25% of the fund's outstanding shares, except under certain extraordinary conditions. This percentage must be determined by the interval fund's board of directors or trustees in advance of each repurchase offer. In addition to periodic repurchase offers, interval funds may also make discretionary repurchase offers for an unlimited percentage of the fund's outstanding shares no more frequently than once every two years. Rule 23c-3 imposes a liquidity requirement under which an interval fund must maintain, for a certain period of time before and during each repurchase offer, liquid assets equal to the amount of the repurchase offer. As a result, an interval fund may, during the repurchase offer period, be forced to reduce the percentage of assets invested according to its investment objective.

     Description of Trust's Operation as an Interval Fund. If the Reorganization is approved by shareholders, the Trust will become an interval fund subject to Rule 23c-3. A description of how the Trust would operate as an interval fund is provided below.

     - Interval Repurchases. Pursuant to fundamental policies, the Trust will be required to make quarterly offers to repurchase a percentage of its outstanding shares with redemption proceeds to be paid to participating Trust shareholders in cash. The percentage of outstanding shares that the Trust would offer to repurchase must be no less than 5% nor more than 25% of the Trust's then outstanding shares. The percentage would be established by the Board shortly before the commencement of each repurchase offer. The Board currently anticipates that, assuming approval of the proposed conversion to interval status, the first repurchase offer by the Trust would occur no later than May, 2000, with subsequent repurchase offers to be made quarterly thereafter. As discussed below, offers may be suspended or postponed only under certain extraordinary circumstances, as permitted by Rule 23c-3.

     - Fundamental Periodic Repurchase Policy. As noted above, the Declaration of Trust will include the following fundamental policies regarding periodic repurchases, which may be amended only by shareholder vote:

      - The Trust will make offers to repurchase its shares at quarterly intervals pursuant to Rule 23c-3. The Board may place such conditions and limitations on repurchase offers as may be permitted pursuant to Rule 23c-3 or by the SEC.

      - On or about the third Friday of the second month of each calendar quarter, or the next business day if such day is not a business day, will be the deadline by which the Trust must receive repurchase requests submitted by shareholders in response to the most recent repurchase offer.

      - The date on which the repurchase price for shares is to be determined will occur no later than the fourteenth day after a repurchase request deadline, or the next business day if such day is not a business day.

      - Offers may be suspended or postponed under certain circumstances, as provided for in Rule 23c-3.

     - Repurchases in Excess of the Repurchase Offer Amount; Proration. If acceptances by Trust shareholders of a repurchase offer exceed the repurchase offer amount established by the Board for that repurchase offer, the Trust may, in its discretion, purchase up to an additional 2% of the shares outstanding as of the repurchase request deadline. If the Trust determines not to repurchase more than the repurchase offer amount, or if Trust shareholders tender shares in an amount exceeding the repurchase offer amount plus 2% of the shares outstanding as of the repurchase request deadline, the Trust may repurchase shares on a pro rata basis, subject to limited exceptions permitted by Rule 23c-3.

     - Repurchase Price; Repurchase Fee. The Trust will make repurchases at net asset value determined on the pricing date, minus any applicable EWC and repurchase fee. An earlier pricing date may be used if, on or immediately following the request deadline, it appears that the use of an earlier pricing date is not likely to result in significant dilution of the net asset value of either shares that are tendered for repurchase or shares that are not tendered. Payment for any shares repurchased pursuant to a repurchase offer must be made by seven days after the pricing date. Under Rule 23c-3, the Trust is also permitted to deduct from a shareholder's repurchase proceeds a fee of up to 2% of such proceeds to offset expenses associated with the repurchase offer. This repurchase fee would be retained by the Trust. The Trust has determined not to impose the repurchase fee for at least the first four quarterly repurchase offers that are conducted following the Fund's conversion to interval fund status. Although it has no current intention to do so, the Trust may impose such a repurchase fee thereafter if it determines that the expenses of the repurchase offers and the resulting sales of investments are adversely affecting the Trust and its shareholders.

     - Early Withdrawal Charge; Waivers. As is currently the case with respect to the Fund's quarterly tender offers, the Trust will impose an EWC of up to 3.0% of the proceeds of periodic repurchase offers on Class B shares held less than 4 years. The EWC will be paid to AIM Distributors and is intended to offset the costs to AIM Distributors associated with short-term holding of the Trust's shares. The size of the EWC varies according to the length of time that shareholders have held their shares, according to the following schedule:

                                                              EARLY
YEAR OF REPURCHASE                                          WITHDRAWAL
AFTER PURCHASE                                                CHARGE
------------------                                          ----------
First....................................................      3.0%
Second...................................................      2.5%
Third....................................................      2.0%
Fourth...................................................      1.0%
Fifth and following......................................      0.0%

     Shareholders may be eligible for certain waivers of the EWC. These waivers allow Trust shares to be repurchased without imposition of the EWC in certain situations that are unlikely to cause high turnover in shares of the Trust. For instance, the EWC is expected to be waived for shares repurchased upon the death or retirement of a shareholder or in connection with certain employer-sponsored employee benefit plans. In addition, waiver of the EWC is expected to be waived in situations in which the Trust has not incurred significant promotional expenses in selling the Trust shares, such as repurchases of shares purchased by employees of AMVESCAP, AIM, INVESCO SSM, and INVESCO and their relatives.

     - Notification. Shareholders will be sent notification containing specified information at least 21 days, and no more than 42 days, before each repurchase request deadline. The information provided will include the repurchase offer amount, the request deadline, the pricing date, the payment deadline, and the applicable repurchase fee. Notification will also include the procedures for shareholders to tender their shares, procedures for modifying or withdrawing tenders, procedures under which the Trust may repurchase such shares on a pro rata basis, and the circumstances under which the Trust may suspend or postpone an offer. The Trust will provide the net asset value of the shares, which will be computed no more than seven days before the date of notification, as well as provide the means by which shareholders may ascertain the net asset value of their shares thereafter.

     - Source of Funds. The Trust anticipates using cash on hand and borrowings under its available line of credit to purchase shares acquired pursuant to the repurchase offers. If insufficient funds are available from cash on hand and through borrowing to finance the repurchase of shares in any repurchase offer, it may be necessary for the Trust to sell its portfolio securities to provide additional liquidity.

     - Withdrawal Rights. Tenders made pursuant to an repurchase offer will be irrevocable after the request deadline. However, shareholders may modify the number of shares being tendered or withdraw shares tendered at any time up to the request deadline.

     - Suspension and Postponement of Offers. The Trust may suspend or postpone a repurchase offer by vote of a majority of the Board, including a majority of the independent Board members, but only (1) if the repurchases would impair the Trust's status as a regulated investment company under the Code; (2) for any period during which the New York Stock Exchange or any other market in which the securities owned by the Trust are principally traded is closed, other than customary week-end and holiday closings, or during which trading in such market is restricted;
       (3) for any period during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Trust fairly to determine its net asset value; or (4) for such other periods as the SEC may by order permit for the protection of the shareholders of the Trust.

      If a repurchase offer is suspended or postponed, the Trust will provide notice thereof to its shareholders. If the Trust renews a suspended offer or reinstitutes a postponed offer, the Trust will send a new notification to its shareholders.

     Federal Income Tax Consequences of Repurchase Offers. The conversion of the Fund to interval fund status will not alter the potential tax consequences of a tender of shares from those applicable to a tender of shares pursuant to a repurchase offer by the Fund. You should consult your own tax adviser regarding specific tax consequences, including state and local tax consequences, of such a tender by you.

     Special Risk Considerations. Shareholders should be aware of the following special risk considerations associated with periodic interval repurchases:

     - In the event of oversubscription of a repurchase offer, shareholders may be unable to liquidate a certain portion of their shares during the repurchase period. Under Rule 23c-3, the Trust may not offer to repurchase in any quarter more than 25% of the Trust's outstanding shares. The quarterly tender offers currently considered by the Fund's Board are not subject to such a percentage limitation. The interval repurchase structure therefore presents the possibility that, in any given quarter, the ability of shareholders to have the Trust repurchase all of their shares may be more limited than under the current tender offer structure.

     - As required by Rule 23c-3, the Trust will be required to maintain liquid assets in an amount equal to 100% of the repurchase offer amount from the time it notifies its shareholders of a repurchase offer until the pricing date. This requirement may necessitate modification of portfolio management techniques and result in the Trust's investments in floating rate securities temporarily falling below 80% of its total assets. This may, although it is not anticipated to, affect the ability of the Trust to achieve its investment objective. Furthermore, there may be an increase in portfolio turnover and a corresponding increase in transaction costs. In addition, because shares of the Trust are repurchased on a quarterly basis, the concurrent reduction in the Trust's asset value may decrease investment opportunities available to the Trust and will increase its expense ratio.

     - There is a risk of decline in net asset value as a result of the delay between the request deadline and the repurchase pricing date, due to, among other things, declines in prices of securities held by the Trust.

EXHIBITS:

     Exhibit A -- Agreement and Plan of Conversion and Liquidation

     Exhibit B -- Declaration of Trust

     Exhibit C -- Table showing current and pro forma expenses (and examples)

     Exhibit D -- Distribution Plan

     Exhibit E -- Ownership of the Fund

                                                                       EXHIBIT A

                AGREEMENT AND PLAN OF CONVERSION AND LIQUIDATION

     This AGREEMENT AND PLAN OF CONVERSION AND LIQUIDATION ("Agreement") is made as of the 9th day of December, 1999, between GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate Fund), a Maryland corporation ("Old Fund"), and AIM Floating Rate Fund, a Delaware business trust ("New Fund") (each, a "Fund" and collectively, the "Funds").

     Old Fund intends to change its identity, form, and place of organization
-- by converting from a Maryland corporation to a Delaware business trust -- through a reorganization within the meaning of section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Code"). Old Fund desires to accomplish such conversion by transferring all its assets to New Fund (which is being established solely for the purpose of acquiring such assets and continuing Old Fund's business) in exchange solely for voting shares of beneficial interest in New Fund ("New Fund Shares") and New Fund's assumption of Old Fund's liabilities, followed by the constructive distribution of the New Fund Shares pro rata to the holders of shares of common stock of Old Fund ("Old Fund Shares") in exchange therefor, all on the terms and conditions set forth in this Agreement (which is intended to be, and is adopted as, a "plan of reorganization" within the meaning of the regulations under the Code ("Regulations")). All such transactions are referred to herein as the "Reorganization."

     In consideration of the mutual promises herein contained, the parties agree as follows:

1. Plan of Conversion and Liquidation.

     1.1. Old Fund agrees to assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to New Fund. New Fund agrees in exchange therefor (a) to issue and deliver to Old Fund the number of full and fractional (rounded to the third decimal place) New Fund Shares equal to the number of full and fractional Old Fund Shares then outstanding and (b) to assume all of Old Fund's liabilities described in paragraph 1.3 ("Liabilities"). Such transactions shall take place at the Closing (as defined in paragraph 2.1).

     1.2. The Assets shall include, without limitation, Old Fund's interest in Floating Rate Portfolio and all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on Old Fund's books, and other property owned by Old Fund at the Effective Time (as defined in paragraph 2.1).

     1.3. The Liabilities shall include all of Old Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not determinable at the Effective Time, and whether or not specifically referred to herein.

     1.4. At the Effective Time (or as soon thereafter as is reasonably practicable), (a) the New Fund Share issued pursuant to paragraph 4.4 shall be redeemed by New Fund for $10.00 and (b) Old Fund shall constructively distribute the New Fund Shares received by it pursuant to paragraph 1.1 to Old Fund's shareholders of record, determined as of the Effective Time (collectively, "Shareholders" and each individually, a "Shareholder"), in exchange for their Old Fund Shares. Such distribution shall be accomplished by New Fund's transfer agent ("Transfer Agent") opening accounts on New Fund's share transfer books in the Shareholders' names and transferring such New Fund Shares thereto. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) New Fund Shares due that Shareholder. All outstanding Old Fund Shares, including those represented by certificates, shall simultaneously be canceled on Old Fund's share transfer books. New Fund shall not issue certificates representing the New Fund Shares in connection with the Reorganization.

     1.5. As soon as reasonably practicable after distribution of the New Fund Shares pursuant to paragraph 1.4, but in all events within six months after the Effective Time, Old Fund shall be liquidated and any further actions shall be taken in connection therewith as required by applicable law.

     1.6. Any transfer taxes payable on issuance of New Fund Shares in a name other than that of the registered holder on Old Fund's books of the Old Fund Shares constructively exchanged therefor shall be paid by the person to whom such New Fund Shares are to be issued, as a condition of such transfer.

     1.7. Any reporting responsibility of Old Fund to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

2. Closing.

     2.1. The Reorganization, together with related acts necessary to consummate the same ("Closing"), shall occur at the Funds' principal office on March 10, 2000, at such other place and/or on such other date as to which the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the Funds' close of business on the date thereof or at such other time as to which the parties may agree ("Effective Time").

     2.2. New Fund's fund accounting and pricing agent shall deliver at the Closing a certificate of an authorized officer verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by Old Fund to New Fund, as reflected on New Fund's books immediately following the Closing, does or will conform to such information on Old Fund's books immediately before the Closing.

     2.3. Old Fund shall deliver to New Fund at the Closing a list of the Shareholders' names and addresses and the number of outstanding Old Fund Shares owned by each Shareholder, all as of the Effective Time, certified by Old Fund's Secretary or Assistant Secretary. The Transfer Agent shall deliver at the Closing a certificate as to the opening on New Fund's share transfer books of accounts in the Shareholders' names. New Fund shall issue and deliver a confirmation to Old Fund evidencing the New Fund Shares to be credited to Old Fund at the Effective Time or provide evidence satisfactory to Old Fund that such shares have been credited to Old Fund's account on such books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

     2.4. Each Fund shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

3. Representations and Warranties.

     3.1. Old Fund represents and warrants as follows:

          3.1.1. Old Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, and its Articles of Incorporation are on file with that state's Department of Assessments and Taxation;

          3.1.2. Old Fund is duly registered as a closed-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and such registration is in full force and effect;

          3.1.3. At the Closing, Old Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, New Fund will acquire good and marketable title thereto;

          3.1.4. New Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

          3.1.5. Old Fund qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year (and the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing); it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and it has made all distributions for each such past taxable year that are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed for any such year;

          3.1.6. The Liabilities were incurred by Old Fund in the ordinary course of its business and are associated with the Assets;

          3.1.7. Old Fund is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of section 368(a)(3)(A) of the Code;

          3.1.8. As of the Effective Time, Old Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire Old Fund Shares; and

          3.1.9. At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by Old Fund's shareholders.

     3.2. New Fund represents and warrants as follows:

          3.2.1. New Fund is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and its Certificate of Trust has been duly filed in the office of the Secretary of State thereof;

          3.2.2. At the Effective Time, New Fund will succeed to Old Fund's registration statement filed under the 1940 Act with the Securities and Exchange Commission ("SEC") and thus will become duly registered as a closed-end management investment company thereunder;

          3.2.3. New Fund has not commenced operations and will not commence operations until after the Closing;

          3.2.4. Prior to the Effective Time, there will be no issued and outstanding shares in New Fund or any other securities issued by New Fund, except as provided in paragraph 4.4;

          3.2.5. No consideration other than New Fund Shares (and New Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

          3.2.6. The New Fund Shares to be issued and delivered to Old Fund hereunder will have been duly authorized at the Effective Time and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of New Fund, fully paid and non-assessable;

          3.2.7. New Fund will meet all the requirements to qualify for treatment as a RIC for its taxable year in which the Reorganization occurs;

          3.2.8. New Fund has no plan or intention to issue additional New Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a closed-end investment company the shares of which are continuously offered; nor does New Fund have any plan or intention to redeem or otherwise reacquire any New Fund Shares issued pursuant to the Reorganization, other than pursuant to repurchase offers at periodic intervals that are necessary to comply with Rule 23c-3 under the 1940 Act;

          3.2.9. Following the Reorganization, New Fund (a) will continue Old Fund's "historic business" (within the meaning of section 1.368-1(d)(2) of the Regulations), (b) use a significant portion of

     Old Fund's historic business assets (within the meaning of section 1.368-1(d)(3) of the Regulations) in a business, and (c) has no plan or intention to sell or otherwise dispose of any of the Assets (and expects to retain substantially all the Assets in the same form as it receives them in the Reorganization), except for dispositions made in the ordinary course of that business -- pursuant to which New Fund will continuously review its investment portfolio (as Old Fund did before the Reorganization) to determine whether to retain or dispose of particular stocks or securities, including Assets -- and dispositions necessary to maintain its status as a RIC; and

          3.2.10. There is no plan or intention for New Fund to be dissolved or merged into another business trust or corporation or "fund" thereof (within the meaning of section 851(g)(2) of the Code) following the Reorganization.

          3.3. Each Fund represents and warrants as follows:

          3.3.1. The fair market value of the New Fund Shares received by each Shareholder will be approximately equal to the fair market value of the Old Fund Shares constructively surrendered in exchange therefor;

          3.3.2. Its management (a) is unaware of any plan or intention of Shareholders to redeem, sell, or otherwise dispose of (i) any portion of their Old Fund Shares before the Reorganization to any person related (within the meaning of section 1.368-1(e)(3) of the Regulations) to either Fund or (ii) any portion of the New Fund Shares to be received by them in the Reorganization to any person related (within such meaning) to New Fund, and (b) anticipates that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de minimis;

          3.3.3. Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares and will own such shares solely by reason of their ownership of Old Fund Shares immediately before the Reorganization;

          3.3.4. The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

          3.3.5. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount;

          3.3.6. Immediately following consummation of the Reorganization, New Fund will hold the same assets -- except for assets and assets used to pay expenses incurred in connection with the Reorganization -- and be subject to the same liabilities that Old Fund held or was subject to immediately prior to the Reorganization, plus any liabilities for expenses of the parties incurred in connection with the Reorganization. Such excepted assets, together with the amount of all redemptions and distributions (other than regular, normal dividends) made by Old Fund immediately preceding the Reorganization, will, in the aggregate, constitute less than 1% of its net assets; and

          3.3.7. Neither Fund will be reimbursed for any expenses incurred by it or on its behalf in connection with the Reorganization unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B.
     187).

4. Conditions Precedent.

     Each Fund's obligations hereunder shall be subject to (a) performance by the other party of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other party contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective

Time, with the same force and effect as if made at and as of the Effective Time, and (c) the further conditions that, at or before the Effective Time:

          4.1. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on the assets or properties of either Fund, provided that either Fund may for itself waive any of such conditions;

          4.2. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by Old Fund's board of directors and New Fund's board of trustees (each, a "board") and shall have been approved by Old Fund's shareholders at a meeting duly held in accordance with applicable law;

          4.3. Each party shall have received an opinion from Kirkpatrick & Lockhart LLP as to the federal income tax consequences mentioned below ("Tax Opinion"). In rendering the Tax Opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement (which shall be treated for purposes of the Tax Opinion as having been made to such counsel), or in separate letters addressed to such counsel, and the certificates delivered pursuant to paragraph 2.4. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

             4.3.1. The Reorganization will qualify as a reorganization within the meaning of section 368(a)(1)(F) of the Code, and each Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

             4.3.2. Old Fund will recognize no gain or loss on the transfer of the Assets to New Fund in exchange solely for New Fund Shares and New Fund's assumption of the Liabilities or on the subsequent distribution of those shares to the Shareholders in constructive exchange for their Old Fund Shares;

             4.3.3. New Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for New Fund Shares and its assumption of the Liabilities;

             4.3.4. New Fund's basis for the Assets will be the same as the basis therefor in Old Fund's hands immediately before the Reorganization, and New Fund's holding period for the Assets will include Old Fund's holding period therefor;

             4.3.5. A Shareholder will recognize no gain or loss on the constructive exchange of all its Old Fund Shares solely for New Fund Shares pursuant to the Reorganization;

             4.3.6. A Shareholder's aggregate basis for the New Fund Shares to be received by it in the Reorganization will be the same as the aggregate basis for its Old Fund Shares to be constructively surrendered in exchange for those New Fund Shares, and its holding period for those New Fund Shares will include its holding period for those Old Fund Shares, provided the Shareholder holds them as capital assets at the Effective Time; and

             4.3.7. For purposes of section 381 of the Code, New Fund will be treated as if there had been no Reorganization. Accordingly, the Reorganization will not result in the termination of Old Fund's taxable year, Old Fund's tax attributes enumerated in section 381(c) of the Code will be taken into account by New Fund as if there had been no Reorganization, and the part of Old Fund's taxable year before the Reorganization will be included in New Fund's taxable year after the Reorganization.

Notwithstanding subparagraphs 4.5.2 and 4.5.4, the Tax Opinion may state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes on the termination or transfer thereof under a mark-to-market system of accounting;

          4.4. Prior to the Closing, New Fund's board shall have authorized the issuance of, and New Fund shall have issued, one New Fund Share to A I M Advisors, Inc. ("AIM") in consideration of the payment of $10.00 for the purpose of enabling AIM to elect Old Fund's directors as New Fund's trustees (to serve without limit in time, except as they may resign or be removed by action of New Fund's trustees or shareholders), to ratify the selection of New Fund's independent certified public accountants, and to vote on the matters referred to in paragraph 4.5; and

          4.5. New Fund shall have entered into an investment management and administration agreement, sub-advisory and sub-sub-advisory agreements, a distribution contract, and other agreements necessary for New Fund's operation as a closed-end investment company. AIM, as New Fund's sole shareholder, shall have approved such investment management and administration agreement and sub-advisory and sub-sub-advisory agreements, and each such agreement and contract shall have been approved by New Fund's board, including, to the extent required by law, those trustees who are not "interested persons" (as defined in the 1940 Act) of New Fund and who do not have a material interest in such plan or any related agreement.

At any time prior to the Closing, either Fund may waive any of the foregoing conditions (except that set forth in paragraph 4.2) if, in its board's judgment, such waiver will not have a material adverse effect on the interests of such Fund's shareholders.

5. Expenses.

     Except as otherwise provided in subparagraph 3.3.4, all expenses incurred in connection with the transactions contemplated by this Agreement (regardless of whether they are consummated) will be borne by the parties as they mutually agree.

6. Entire Agreement; Survival.

     Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the Closing.

7. Amendment.

     This Agreement may be amended, modified, or supplemented at any time, notwithstanding approval thereof by Old Fund's shareholders, in any manner mutually agreed upon by the parties; provided that following such approval, no such amendment shall have a material adverse effect on the Shareholders' interests.

8. Termination.

     This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by Old Fund's shareholders:

          8.1. By either Fund (a) in the event of the other Fund's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before September 30, 2000; or

     8.2. By the parties' mutual agreement.

     In the event of termination under paragraphs 8.1(c) or 8.2, there shall be no liability for damages on the part of either Fund -- or the directors or trustees, as the case may be, or officers of either Fund -- to the other Fund.

9. Miscellaneous.

     9.1. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

     9.2. Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

     9.3. The execution and delivery of this Agreement have been authorized by New Fund's trustees, and this Agreement has been executed and delivered by authorized officers of New Fund acting as such; neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by them individually or to impose any liability on any of them or any shareholder of New Fund personally but shall bind only New Fund's assets and property, as provided in its Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.

                                                         GT GLOBAL FLOATING RATE FUND, INC.
                                                         (d/b/a AIM FLOATING RATE FUND)
Attest:

                /s/ OFELIA M. MAYO                       By:      /s/ SAMUEL D. SIRKO
-----------------------------------------------------    -------------------------------------------------
                                                                      Samuel D. Sirko
                                                         Title: Vice President and Secretary

Attest:                                                  AIM FLOATING RATE FUND

                 /s/ OFELIA M. MAYO                      By:      /s/ ROBERT H. GRAHAM
-----------------------------------------------------    -------------------------------------------------
                                                                      Robert H. Graham
                                                         Title: President

                                                                       EXHIBIT B

                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                             AIM FLOATING RATE FUND

     WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of December 6, 1999, between Robert H. Graham, as Trustee, and each person who becomes a Shareholder in accordance with the terms hereinafter set forth.

     WHEREAS, the parties hereto desire to create a business trust pursuant to the Delaware Act for the investment and reinvestment of funds contributed thereto;

     NOW, THEREFORE, the Trustee hereby directs that a Certificate of Trust be filed with the Office of the Secretary of State of Delaware and does hereby declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Agreement for the benefit of the Shareholders as herein set forth below.

                                   ARTICLE I

              NAME, DEFINITIONS, PURPOSE, AND CERTIFICATE OF TRUST

     SECTION 1.1. Name. The name of the business trust created hereby is "AIM Floating Rate Fund," and the Trustee may transact the Trust's affairs in that name. The Trust shall constitute a Delaware business trust in accordance with the Delaware Act.

     SECTION 1.2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) "Affiliated Person," "Company," "Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder. The term "Commission" shall have the meaning given it in the 1940 Act;

          (b) "Agreement" means this Agreement and Declaration of Trust, as it may be amended from time to time;

          (c) "Bylaws" means the bylaws referred to in Article IV, Section 4.1(e) hereof, as from time to time amended;

          (d) "Class" means a portion of Shares of a Portfolio of the Trust established in accordance with the provisions of Article II, Section 2.3(b) hereof;

          (e) "Covered Person" means every person who is, or has been, a Trustee or an officer or employee of the Trust;

          (f) The "Delaware Act" refers to the Delaware Business Trust Act, Del. Code, Title 12, Chapter 38, sec. 3801 et seq., as such Act may be amended from time to time;

          (g) "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust, Portfolio, or Class, as applicable;

          (h) The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time;

          (i) "Outstanding Shares" means Shares shown on the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares that have been repurchased or redeemed by the Trust;

          (j) "Portfolio" means a series of Shares of the Trust established in accordance with the provisions of Article II, Section 2.3(a) hereof;

          (k) "Shareholder" means a record owner of Outstanding Shares of the Trust;

          (l) "Shares" means, as to a Portfolio or any Class thereof, the equal proportionate transferable units of beneficial interest into which the beneficial interest of such Portfolio of the Trust or such Class thereof shall be divided and may include fractions of Shares as well as whole Shares;

          (m) The "Trust" means AIM Floating Rate Fund, the Delaware business trust established hereby, and reference to the Trust, when applicable to one or more Portfolios, shall refer to each such Portfolio;

          (n) The "Trustee" means the Person who has signed this Agreement as trustee so long as he shall continue to serve as trustee of the Trust in accordance with the terms hereof, and each other Person who may from time to time be duly appointed as Trustee in accordance with the provisions of
     Article III, Section 3.4 hereof or elected as Trustee in accordance with the provisions of Article III, Section 3.6 hereof, and reference herein to a Trustee or to the Trustees shall refer to such Persons in their capacity as Trustees hereunder; and

          (o) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Portfolio, or by the Trustees on behalf of the Trust or any Portfolio.

     SECTION 1.3. Purpose. The purpose of the Trust is to conduct, operate, and carry on the business of a management investment company registered under the 1940 Act through one or more Portfolios investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.

     SECTION 1.4. Certificate of Trust. Immediately upon the execution of this Agreement, the initial Trustee shall file a Certificate of Trust with respect to the Trust in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

                                   ARTICLE II

                              BENEFICIAL INTEREST

     SECTION 2.1. Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of Shares, with par value of $0.01 per Share. The Trustees may, from time to time, (a) authorize the division of the Shares into one or more series, each of which constitutes a Portfolio, in accordance with Article II, Section 2.3(a) hereof, and (b) may further authorize the division of the Shares of any Portfolio into one or more separate and distinct Classes, in accordance with Article II, Section 2.3(b) hereof. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

     SECTION 2.2. Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.

     SECTION 2.3. Establishment of Portfolios and Classes.

          (a) The Trust shall consist of one or more separate and distinct Portfolios, each with an unlimited number of Shares unless otherwise specified. The initial Trustee hereby establishes and designates the Portfolio listed on Schedule A attached hereto and made a part hereof ("Schedule A"). Each additional Portfolio shall be established by the adoption of a resolution by the Trustees and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Shares of each Portfolio shall have the relative rights and preferences provided for herein and such rights and preferences as may be designated by the Trustees. The Trust shall maintain separate and distinct records for each Portfolio and shall hold and account for the assets belonging thereto separately from the other Trust Property and the assets belonging to any other Portfolio. Each Share of a Portfolio shall represent an equal beneficial interest in the net assets belonging to that Portfolio, except to the extent of expenses separately allocated to Classes thereof as permitted herein. A Portfolio may have exclusive voting rights with respect to matters affecting only that Portfolio. If, at any time, no Portfolios are then designated and existing, the Shares shall have the rights and preferences provided for herein to the extent relevant, and all references to Portfolio shall be construed (as the context may require) to refer to the Trust as a whole.

          (b) The Trustees may divide the Shares of any Portfolio into two or more Classes, each with an unlimited number of Shares unless otherwise specified. Each Class so established and designated shall represent a Proportionate Interest (as defined in Article II, Section 2.3.2(c) hereof) in the net assets belonging to that Portfolio and shall have identical voting, dividend, liquidation, and other rights and be subject to the same terms and conditions, except that (1) expenses, costs, charges, and reserves allocated to a Class in accordance with Article II, Section 2.3.2(d) hereof may be borne solely by that Class, (2) dividends declared and payable to a Class pursuant to Article VII, Section 7.1, shall reflect the items separately allocated thereto pursuant to the preceding clause,
     (3) each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees, and (4) each Class may have exclusive voting rights with respect to matters affecting only that Class. The initial Trustee hereby establishes for each Portfolio listed on Schedule A the Classes listed thereon. Each additional Class for any or all Portfolios shall be established by the adoption of a resolution by the Trustees and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption).

     SECTION 2.3.1. Subject to Article VI, Section 6.1 of this Agreement, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Portfolio, or Class thereof, to establish and designate and to change in any manner any Portfolio of Shares, or any Class or Classes thereof; to fix such preferences, voting powers, rights, and privileges of any Portfolio, or Classes thereof, as the Trustees may from time to time determine (but the Trustees may not change the preferences, voting powers, rights, and privileges of Outstanding Shares in a manner materially adverse to the Shareholders of such Shares without the prior approval of the affected Shareholders); to divide or combine the Shares of any Portfolio, or Classes thereof, into a greater or lesser number; to classify or reclassify any issued Shares of any Portfolio, or Classes thereof, into one or more Portfolios or Classes of Shares of a Portfolio; and to take such other action with respect to the Shares as the Trustees may deem desirable. A Portfolio and any Class thereof may issue any number of Shares but need not issue any shares. At any time that there are no Outstanding Shares of any particular Portfolio or Class previously established and designated, the Trustees may abolish that Portfolio or Class and the establishment and designation thereof.

     SECTION 2.3.2. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2.3 otherwise provides, Shares of each Portfolio or Class thereof established hereunder shall have the following relative rights and preferences:

          (a) Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Portfolio (or Class).

          (b) All consideration received by the Trust for the issue or sale of Shares of a particular Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Portfolio and may be referred to herein as "assets belonging to" that Portfolio. The assets belonging to a particular Portfolio shall belong to that Portfolio for all purposes, and to no other Portfolio, subject only to the rights of creditors of that Portfolio. In addition, any assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Portfolio shall be allocated by the Trustees between and among one or more of the Portfolios for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Portfolio.

          (c) Each Class of a Portfolio shall have a proportionate undivided interest (as determined by or at the direction of, or pursuant to authority granted by, the Trustees, consistent with industry practice) ("Proportionate Interest") in the net assets belonging to that Portfolio. References herein to assets, expenses, charges, costs, and reserves "allocable" or "allocated" to a particular Class of a Portfolio shall mean the aggregate amount of such item(s) of the Portfolio multiplied by the Class's Proportionate Interest.

          (d) A particular Portfolio shall be charged with the liabilities of that Portfolio, and all expenses, costs, charges and reserves attributable to any particular Portfolio shall be borne by such Portfolio; provided that the Trustees may, in their sole discretion, allocate or authorize the allocation of particular expenses, costs, charges and/or reserves of a Portfolio to less than all the Classes thereof, in which event payment or other discharge of the expense(s), cost(s), charge(s) and/or reserve(s) allocated to a particular Class shall be chargeable first against the assets allocable to that Class and shall be chargeable against the assets allocable to the other Classes of that Portfolio only to the extent the amount of the payment or other discharge exceeds such particular Class's allocable assets. Any general liabilities, expenses, costs, charges or reserves of the Trust (or any Portfolio) that are not readily identifiable as chargeable to or bearable by any particular Portfolio (or any particular Class) shall be allocated and charged by the Trustees between or among any one or more of the Portfolios (or Classes) in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios (or Classes) for all purposes. Without limitation of the foregoing provisions of this Subsection 2.3.2, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Trust generally or the assets belonging to any other Portfolio. Notice of this contractual limitation on inter-Portfolio liabilities shall be set forth in the Certificate of Trust described in Article I, Section 1.4 of this Agreement (whether originally or by amendment), and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Portfolio liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Portfolio.

     All references to Shares in this Agreement shall be deemed to be shares of any or all Portfolios, or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Portfolio of the Trust, and each Class thereof, except as the context otherwise requires.

     SECTION 2.4. Investment in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees from time to time may authorize. At the Trustees' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Portfolio is authorized to invest, valued as provided in applicable law. Each such investment shall be credited to the individual Shareholder's account in the form of full and fractional Shares of the Trust, in such Portfolio (or Class) as the Shareholder shall select.

     SECTION 2.5. Personal Liability of Shareholders. As provided by applicable law, no Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations, and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Portfolio (or Class) thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or, except as provided herein or by applicable law, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. Every note, bond, contract, or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to any Portfolio shall include a recitation limiting the obligation represented thereby to the Trust and its assets or to one or more Portfolios and the assets belonging thereto (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).

     SECTION 2.6. Assent to Agreement. Every Shareholder, by virtue of having purchased a Share, shall be held to have expressly assented to, and agreed to be bound by, the terms hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said decedent under this Trust.

                                  ARTICLE III

                                  THE TRUSTEES

     SECTION 3.1. Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees.

     The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

     SECTION 3.2. Initial Trustee. The initial Trustee shall be the person named herein.

     SECTION 3.3. Terms of Office of Trustees. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except (a) that any Trustee may resign his trusteeship or may retire by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) that a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of the Shareholders owning at least two-thirds of the Outstanding Shares.

     SECTION 3.4. Vacancies and Appointment of Trustees. A vacancy shall occur in case of the declination to serve, death, resignation, retirement, or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certification of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointment of such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than one (1) Trustee. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

     An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs. As soon as any Trustee appointed pursuant to this Section 3.4 shall have accepted this appointment in writing and agreed in writing to be bound by the terms of the Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

     SECTION 3.5. Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

     SECTION 3.6. Number of Trustees. The number of Trustees shall initially be one (1), and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than one (1) nor more than twelve (12). The Shareholders shall elect the Trustees (other than the initial Trustee) on such dates as the Trustees may fix from time to time.

     SECTION 3.7. Effect of Death, Resignation, etc. of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Agreement.

     SECTION 3.8. Ownership of Assets of the Trust. The assets of the Trust and of each Portfolio thereof shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any Person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust, or belonging to any Portfolio, or allocable to any Class thereof, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or in the assets belonging to the Portfolio (or allocable to the Class) in which the Shareholder holds Shares. The Shares shall be personal property giving only the rights specifically set forth in this Agreement or the Delaware Act.

                                   ARTICLE IV

                             POWERS OF THE TRUSTEES

     SECTION 4.1. Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Without limiting the foregoing and subject to any applicable limitation in this Agreement or the Bylaws of the Trust, the Trustees shall have power and authority:

          (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on, and lease any or all of the assets of the Trust;

          (b) To operate as, and to carry on the business of, an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

          (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging, or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

          (d) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

          (e) To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve such right to the shareholders; such Bylaws shall be deemed incorporated and included in this Agreement;

          (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

          (g) To employ one or more banks, trust companies or companies that are members of a national securities exchange, or such other domestic or foreign entities as custodians of any assets of the Trust subject to any conditions set forth in this Agreement or in the Bylaws;

          (h) To retain one or more transfer agents or Shareholder servicing agents, or both;

          (i) To set record dates in the manner provided herein or in the Bylaws;

          (j) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter, or other agent or independent contractor;

          (k) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article VI, Section 6.1 hereof;

          (l) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustee shall deem proper;

          (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (n) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered, or other negotiable form; or either in the name of the Trust or of a Portfolio or of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware business trusts or investment companies;

          (o) To establish separate and distinct Portfolios with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish Classes of such Portfolios having relative rights, powers, and duties as they may provide consistent with applicable law;

          (p) Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities, and expenses of the Trust to a particular Portfolio or to apportion the same between or among two or more Portfolios, provided that any liabilities or expenses incurred by a particular Portfolio shall be payable solely out of the assets belonging to that Portfolio as provided for in Article II hereof;

          (q) To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

          (r) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

          (s) To declare and pay dividends and make distributions of income and of capital gains and capital to Shareholders in the manner hereinafter provided;

          (t) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Portfolios or Classes, and to require the repurchase of the Shares of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder;

          (u) Subject to the requirements of the 1940 Act, to establish one or more committees, to delegate any of the powers of the Trustees to said committees, and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers, or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this
     Article IV, and in addition to such provisions or any other provision of this Agreement or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review, or investigation of any action, suit, or proceeding which shall be pending or threatened to be brought before any court, administrative agency, or other adjudicatory body;

          (v) To interpret the investment policies, practices or limitations of any Portfolios;

          (w) To establish a registered office and have a registered agent in the State of Delaware; and

          (x) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects, or powers.

     The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Portfolio, and not an action in an individual capacity.

     The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

     No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

     SECTION 4.2. Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Articles II and VII, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Shares any funds or property of the Trust, or any assets belonging to the particular Portfolio or any assets allocable to the particular Class, with respect to which such Shares are issued.

     SECTION 4.3. Action by the Trustees. The Trustees shall act by majority vote of those present at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by unanimous written consent of the Trustees (or by written consent of a majority of the Trustees if the President of the Trust determines that such exceptional circumstances exist, and are of such urgency, as to make unanimous written consent impossible or impractical, which determination shall be conclusive and binding on all Trustees and not otherwise subject to challenge) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the President of the Trust or by any two Trustees. Notice of the time, date, and place of all meetings of the Trustees shall be given to each Trustee by telephone, facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or in person at another meeting of the Trustees or by written notice mailed to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by any means by which notice may be given to a Trustee.

     SECTION 4.4. Principal Transactions. The Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor, or transfer agent for the Trust or with any Affiliated Person of such Person; and the Trust may employ any such Person, or firm or Company in which such Person is an Affiliated Person, as broker, legal counsel, registrar, investment adviser, distributor, administrator, transfer agent, dividend disbursing agent, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.

     SECTION 4.5. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or any Portfolio, or partly out of the principal and partly out of income, and to charge or allocate to, between or among such one or more of the Portfolios (or Classes), as they deem fair, all expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the Trust or Portfolio (or Class), or in connection with the management thereof, including, but not limited, to the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser and manager, administrator, principal underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     SECTION 4.6. Trustee Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

                                   ARTICLE V

          INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND TRANSFER AGENT

     SECTION 5.1. Investment Adviser. Subject to any vote of the Shareholders pursuant to Article VI, Section 6.1(3) that is required by the 1940 Act, the Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Portfolio whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical, and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.

     The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser, and the sub-adviser. Any references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

     SECTION 5.2. Other Service Contracts. The Trustees may authorize the engagement of a principal underwriter, transfer agent, administrator, custodian, and similar service providers.

     SECTION 5.3. Parties to Contract. Any contract of the character described in Sections 5.1 and 5.2 of this Article V may be entered into with any corporation, firm, partnership, trust, or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract.

     SECTION 5.4. Miscellaneous. The fact that (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor, or agent of or for any Company or of or for any parent or affiliate of any Company, with which an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made, or that any such Company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (ii) any Company with which an advisory or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract with one or more other companies, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                   ARTICLE VI

                    SHAREHOLDERS' VOTING POWERS AND MEETING

     SECTION 6.1. Voting Powers. The Shareholders shall have power to vote only with respect to (1) the election of Trustees as provided in Article III, Section 3.6, (2) the removal of a Trustee as provided in Article III, Section 3.3(d),
(3) any investment advisory contract to the extent required by the 1940 Act, (4) termination of the Trust or a Portfolio or Class thereof as provided in Article IX, Section 9.3, (5) amendment of this Agreement only as provided in Article IX,
Section 9.7, (6) the sale or other transfer of all or substantially all the assets of the Trust or belonging to any Portfolio, unless the primary purpose of such sale or other transfer is to change the Trust's domicile or form of organization or form of business trust; (7) the merger or consolidation of the Trust or any Portfolio with and into another Company or a series or portfolio thereof, unless (A) the primary purpose of such merger or consolidation is to change the Trust's domicile or form of organization or form of business trust, or (B) after giving effect to such merger or consolidation, based on the number of Outstanding Shares as of a date selected by the Trustees, the Shareholders of the Trust or such Portfolio will have a majority of the outstanding shares of the surviving Company or series or portfolio thereof, as the case may be; and
(8) such additional matters relating to the Trust as may be required by law or as the Trustees may consider desirable.

     Until Shares are issued, the Trustees may exercise all rights of Shareholders and may make any action required or permitted by law, this Agreement or any of the Bylaws of the Trust to be taken by Shareholders.

     On any matter submitted to a vote of the Shareholders, all Shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the Shareholders of all such Portfolios (or Classes) shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. The vote necessary to approve any such matter shall be set forth in this Agreement or in the Bylaws.

                                  ARTICLE VII

                      DISTRIBUTIONS AND REPURCHASE OFFERS

     SECTION 7.1. Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains, or capital. The amount of such dividends or other distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Portfolio or Class shall be distributed pro rata to the Shareholders of that Portfolio or Class, as the case may be, in proportion to the number of Shares of that Portfolio or Class they held on the record date established for such payment, provided that such dividends and other distributions on Shares of a Class shall appropriately reflect expenses allocated to that Class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payout plans, or similar plans as the Trustees deem appropriate.

     SECTION 7.2. Periodic Repurchase Offers.

          (a) The Trust shall make offers to repurchase its Shares at quarterly intervals pursuant to Rule 23c-3 under the 1940 Act ("Offers"). The Trustees may place such conditions and limitations on repurchase offers as may be permitted pursuant to Rule 23c-3 or by the SEC.

          (b) The third Friday of the second month of each calendar quarter, or the next business day if such day is not a business day, shall be the deadline (the "request deadline") by which the Trust must receive repurchase requests submitted by Shareholders in response to the most recent repurchase offer.

          (c) The date on which the repurchase price for Shares is to be determined (the "pricing date") shall occur no later than the fourteenth day after a repurchase request deadline, or the next business day if such day is not a business day.

          (d) Offers may be suspended or postponed under certain circumstances, as provided for in Rule 23c-3.

     SECTION 7.3. Other Repurchase Offers. The Trust may, at the discretion of the Trustees and to the extent permitted by Rule 23c-3, make discretionary repurchase offers pursuant to Rule 23c-3.

                                  ARTICLE VIII

                  LIMITATION OF LIABILITY AND INDEMNIFICATION

     SECTION 8.1. Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any person for any act, omission, or obligation of the Trust or any Trustee; provided, however, that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

     SECTION 8.2. Indemnification of Covered Persons. Every Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act and other applicable law.

     SECTION 8.3. Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust or any Portfolio or Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable Portfolio (or allocable to the applicable Class), to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law. The Trust, on behalf of the affected Portfolio (or Class), shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of that Portfolio (or Class).

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.1. Trust Not a Partnership; Taxation. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Portfolio or, until the Trustees shall have established any separate Portfolio, of the Trust for payment under such credit, contract, or claim; and neither the Shareholders nor the Trustee, nor any of their agents, whether past, present, or future, shall be personally liable therefor.

     It is intended that the Trust, or each Portfolio if there is more than one Portfolio, be classified for tax purposes as an association taxable as a corporation, and the Trustees shall do all things that they, in their sole discretion, determine are necessary to achieve that objective, including (if they so determine) electing such classification on Internal Revenue Form 8832. Any Trustee is hereby authorized to sign such form on behalf of the Trust or any Portfolio, and the Trustees may delegate such authority to any executive officer(s) of any Portfolio's investment adviser. The Trustees, in their sole discretion and without the vote or consent of the Shareholders, may amend this Agreement to ensure that this objective is achieved.

     SECTION 9.2. Trustee's Good Faith Action, Expert Advice, No Bond or
Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article VIII hereof and to Section 9.1 of this Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of
Article VIII hereof and Section 9.1 of this Article IX, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

     SECTION 9.3. Termination of Trust or Portfolio or Class.

          (a) The Trust or any Portfolio (or Class) may be terminated by (1) a Majority Shareholder Vote of the Trust or the affected Portfolio (or Class), respectively, or (2) if there are fewer than 100 shareholders of record of the Trust or of such terminating Portfolio (or Class), the Trustees pursuant to written notice to the Shareholders of the Trust or the affected Portfolio (or Class).

          (b) On termination of the Trust or any Portfolio pursuant to paragraph
     (a),

             (1) the Trust or that Portfolio thereafter shall carry on no business except for the purpose of winding up its affairs,

             (2) the Trustees shall (i) proceed to wind up the affairs of the Trust or that Portfolio, and all powers of the Trustees under this Agreement with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts of the Trust or that Portfolio, (ii) collect its assets or the assets belonging thereto, (iii) sell, convey, assign, exchange, or otherwise dispose of all or any part of those assets to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind,
        (iv) discharge or pay its liabilities, and (v) do all other acts appropriate to liquidate its business, and

             (3) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining assets ratably among the Shareholders of the Trust or that Portfolio.

          (c) On termination of any Class pursuant to paragraph (a),

             (1) the Trust thereafter shall carry on no business with respect to that Class except for the purpose of winding up its affairs,

             (2) the Trustees shall (i) proceed to wind up all affairs respecting that Class, and all powers of the Trustees under this Agreement with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts respecting that Class, and (ii) do all other acts appropriate to liquidate its business respecting that Class, and

             (3) the Trustees shall distribute ratably among the Shareholders of that Class, in cash or in kind, an amount equal to the net value of the assets allocable to that Class (after taking into account any fees, expenses, or charges allocated thereto), and in connection with any such distribution in cash the Trustees are authorized to sell, convey, assign, exchange, or otherwise dispose of such assets of the Portfolio of which that Class is a part as they deem necessary.

          (d) On completion of distribution of the remaining assets pursuant to paragraph (b)(3) (or the net value of allocable assets pursuant to paragraph (c)(3)), the Trust or the affected Portfolio (or Class) shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto and the rights and interests of all parties therein shall be canceled and discharged. On termination of the Trust, following completion of winding up of its business, the Trustees shall cause a Certificate of Cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate may be signed by any one Trustee.

     SECTION 9.4. Certain Transactions.

          (a) Notwithstanding any other provision hereof and subject to the exception provided in paragraph (d) of this Section 9.4, the transactions described in paragraph (c) of this Section 9.4 shall require the affirmative vote or consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Shares of the Trust. Notwithstanding any other provision herein, such affirmative vote shall be in addition to, and not in lieu of, the vote or consent of the Shareholders of the Trust otherwise required by law (including, without limitation, any separate vote by Class or Portfolio that may be required by the 1940 Act or by other applicable law), by the terms of any Class or Portfolio that is now or hereafter authorized, by any agreement between the Trust and any national securities exchange, or by this Declaration.

          (b) For purposes of this Section 9.4, the term "Principal Shareholder" shall mean any corporation, person, or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934), which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding Shares of the Trust and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Shareholder. For the purposes of this Section 9.4, in addition to the Shares which a corporation, person, entity, or group beneficially owns directly, any corporation, person, entity, or group shall be deemed to be the beneficial owner of any Shares (1) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (1) above), by any other corporation, person, entity, or group with which it or its "affiliate" or "associate," as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares of the Trust, or which is its "affiliate" or "associate" as so defined. For purposes of this Section, calculation of the outstanding Shares of the Trust shall not include Shares deemed owned through application of clause (1) above.

          (c) This Section shall apply to the following transactions:

             1. Merger or consolidation of the Trust with or into any other corporation;

             2. Issuance of any securities of the Trust to any Principal Shareholder for cash;

             3. Sale, lease, or exchange of all or any substantial part of the assets of the Trust to any Person or entity (except assets having an aggregate fair market value of less than $1,000,000 as reasonably determined by the Trustees);

             4. Sale, lease, or exchange to the Trust, in exchange for securities of the Trust, of any assets of any Person or entity (except assets having an aggregate fair market value of less than $1,000,000 as reasonably determined by the Trustees); or

             5. Any amendment of this Agreement that makes the Shares a "redeemable security" as that term is defined in the 1940 Act.

          (d) The provisions of this Section 9.4 shall not apply to any transaction described in paragraph (c) of this Section 9.4 if the Trustees authorize such transaction by an affirmative vote of a majority of the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act.

     SECTION 9.5. Sale of Assets; Merger and Consolidation. Subject to Article VI, Section 6.1 of this Agreement, the Trustees may cause (i) the Trust or one or more of its Portfolios to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another business trust or Company, (ii) the Shares of the Trust or any Portfolio (or Class) to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 9.5 of Article IX, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the

Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Portfolio (or Class) into beneficial interests in such separate business trust or trusts (or series or class thereof).

     SECTION 9.6. Filing of Copies, References, Headings. The original or a copy of this Agreement or any amendment hereto or any supplemental Agreement shall be kept at the office of the Trust where it may be inspected by any Shareholder. In this Agreement or in any such amendment or supplemental Agreement, references to this Agreement, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended or affected by any such supplemental Agreement. All expressions like "his," "he," and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Agreement, rather than the headings, shall control. This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

     SECTION 9.7. Governing Law. The Trust and this Agreement, and the rights, obligations and remedies of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the other laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or this Trust Agreement
(a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Agreement.

     The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions, provided, however, that the exercise of any such power, privilege, or action shall not otherwise violate applicable law.

     SECTION 9.8. Amendments. Except as specifically provided herein, the Trustees may, without any Shareholder vote, amend this Agreement by making an amendment, an Agreement supplemental hereto, or an amended and restated trust instrument. Any amendment submitted to Shareholders that the Trustees determine would affect the Shareholders of less than all Portfolios (or less than all Classes thereof) shall be authorized by vote of only the Shareholders of the affected Portfolio(s) (or Class(es)), and no vote shall be required of Shareholders of any Portfolio (or Class) that is not affected. Notwithstanding anything else herein to the contrary, any amendment to Article VIII that would have the effect of reducing the indemnification provided thereby to Covered Persons or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of Shareholders owning at least two-thirds of the Outstanding Shares entitled to vote thereon. A certification signed by a majority of the Trustees setting forth an amendment to this Agreement and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     SECTION 9.9. Provisions in Conflict with Law. The provisions of this Agreement are severable, and the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or enforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

     SECTION 9.10. Shareholders' Right to Inspect Shareholder List. One or more Persons who together and for at least six months have been Shareholders of at least five percent (5%) of the Outstanding Shares of any Class may present to any officer or resident agent of the Trust a written request for a list of its Shareholders. Within twenty (20) days after such request is made, the Trust shall prepare and have available on file at its principal office a list verified under oath by one of its officers or its transfer agent or registrar which sets forth the name and address of each Shareholder and the number of Shares of each Class which the Shareholder holds. The rights provided for herein shall not extend to any Person who is a beneficial owner but not also a record owner of Shares of the Trust.

     IN WITNESS WHEREOF, the undersigned, being the sole initial Trustee of the Trust, has executed this instrument this 6th day of December, 1999.

                                                  /s/ ROBERT H. GRAHAM
                                            ------------------------------------
                                            Robert H. Graham, as Trustee

                                   SCHEDULE A

     AIM Floating Rate Fund shall be divided into two Classes (Class B and Class
C).

                                                                       EXHIBIT C

EXHIBIT C -- FEES AND EXPENSES

     These tables describe the fees and expenses that you may pay if you buy and hold shares of AIM Floating Rate Fund. The pro forma information reflects the effects of the Restructuring. The information set forth below is based on the Fund's fees and expenses for the year ended December 31, 1998.

                                                              GT GLOBAL FLOATING    AIM FLOATING
                                                               RATE FUND (D/B/A      RATE FUND
                                                                 AIM FLOATING      CLASS B SHARES
                                                                  RATE FUND)         PRO FORMA
                                                              ------------------   --------------
STOCKHOLDER TRANSACTION EXPENSES
(fees paid directly from your investment)(1)................
Maximum Sales Charge (load) Imposed on Purchase (as a
  percentage of offering price).............................         None               None
Dividend Reinvestment Plan Fees.............................         None               None
Maximum Early Withdrawal Charge(2)..........................            3%                 3%
ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from fund assets)...............
Management Fees.............................................         0.95%              0.95%
Administration Fee..........................................         0.25%              0.00%
Distribution and/or Service (12b-1) Fees....................         0.00%              0.25%
Other Expenses..............................................         0.43%              0.43%
                                                                    -----              -----
Total Annual Fund Operating Expenses........................         1.63%              1.63%
Expense Reimbursement(3)....................................        (0.13)%            (0.13)%
                                                                    -----              -----
Total Annual Operating Expenses.............................         1.50%              1.50%
                                                                    =====              =====

---------------

(1) Rule 23c-3 under the 1940 Act, which will apply to the Trust's repurchases of its shares following the Restructuring, permits the Trust to deduct from a shareholder's repurchase proceeds a fee of up to 2% of such proceeds to offset expenses associated with the repurchase offer. This repurchase fee would be retained by the Trust. The Trust has determined not to impose the repurchase fee for at least the first four quarterly repurchase offers that are conducted following the Trust's conversion to interval fund status. (Although it has no current intention to do so, the Trust could impose such a repurchase fee thereafter.) Accordingly, the repurchase fee does not appear in the table of fees and expenses.

(2) Calculated based on the lesser of the then current net asset value or the original price of the shares being tendered. The maximum early withdrawal charge applies to shares sold to the Trust pursuant to a tender offer during the first year after purchase. The early withdrawal charge declines annually thereafter, reaching zero after four years.

(3) AIM has contractually agreed to limit net expenses (exclusive of brokerage commissions, taxes, interest and extraordinary expenses) to 1.50% annually.

EXPENSE EXAMPLE

     The following example demonstrates the projected dollar amount of total cumulative expense that would be incurred over various periods with respect to a hypothetical investment in the Fund. As it is anticipated that the Fund's total expenses will not change after the Restructuring, the same example applies before or after the Restructuring.

     The example assumes that you invest $10,000 in the Fund for the time periods indicated. The example also assumes that your investments each have 5% return each year and that the Fund's operating expenses remain the same. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                      1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                      ------   -------   -------   --------
Assuming no tender of Common Stock..................   $166     $514      $887      $1,933
Assuming tender and repurchase of Common Stock on
  last day of period and imposition of maximum
  applicable early withdrawal charge(1).............   $466     $714      $887      $1,933

---------------

(1) As noted above, the Trust may, under Rule 23c-3 under the 1940 Act, deduct from and retain a fee of up to 2% of a shareholder's repurchase proceeds to offset expenses associated with the repurchase offer. The Trust has determined not to impose the repurchase fee for at least the first four quarterly repurchase offers that are conducted following the Restructuring and has no current intention to impose such a repurchase fee thereafter. Accordingly, the expense example does not reflect the repurchase fee.

                                                                       EXHIBIT D

                            MASTER DISTRIBUTION PLAN
                                       OF
                             AIM FLOATING RATE FUND

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

     SECTION 1. AIM Floating Rate Fund (the "Fund"), a Delaware business trust, on behalf of the series of its shares of beneficial interest set forth in Schedule A to this plan (the "Portfolios"), may pay for distribution of the Class B Shares of such Portfolios (the "Shares") which the Fund issues from time to time, pursuant to the conditions of an order of the U.S. Securities and Exchange Commission, Investment Company Act Release Number 812-11754, dated November 22, 1999, and according to the terms of this Distribution Plan (the "Plan").

     SECTION 2. The Fund may incur expenses for and pay any institution selected to act as the Fund's agent for distribution of the Shares of any Portfolio from time to time (each, a "Distributor") at the rates set forth on Schedule A hereto based on the average daily net assets of each class of Shares subject to any applicable limitations imposed by the Conduct Rules of the National Association of Securities Dealers, Inc. and NASD Regulation, Inc. in effect from time to time (the "Conduct Rules"). All such payments are the legal obligation of the Fund and not of any Distributor or its designee.

     SECTION 3.

          (a) Amounts set forth in Section 2 may be used to finance any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, expenses of organizing and conducting sales seminars and running advertising programs, payment of finders fees, printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, payment of overhead and supplemental payments to dealers and other institutions as asset-based sales charges, and maintaining Fund information on the Internet. Amounts set forth in Section 2 may also be used to finance payments of service fees under a shareholder service arrangement, which may be established by each Distributor in accordance with Section 4, the costs of administering the Plan. To the extent that amounts paid hereunder are not used specifically to reimburse the Distributor for any such expense, such amounts may be treated as compensation for the Distributor's distribution-related services. That portion of the amounts paid under the Plan that is not paid or advanced by the Distributor to dealers or other institutions that provide personal continuing shareholder service as a service fee pursuant to Section 4 shall be deemed an asset-based sales charge. No provision of this Plan shall be interpreted to prohibit any payments by the Fund during periods when the Fund has suspended or otherwise limited sales.

          (b) Subject to the provisions of Sections 8 and 9 hereof, amounts payable pursuant to Section 2 in respect of Shares of each Portfolio shall be paid by the Fund to the Distributor in respect of such Shares or, if more than one institution has acted or is acting as Distributor in respect of such Shares, then amounts payable pursuant to Section 2 in respect of such Shares shall be paid to each such Distributor in proportion to the number of such Shares sold by or attributable to such Distributor's distribution efforts in respect of such Shares in accordance with allocation provisions of each Distributor's distribution agreement (the "Distributor's 12b-1 Share") notwithstanding that such Distributor's distribution agreement with the Fund may have been terminated. That portion of the amounts paid under the Plan that is not paid or advanced by the Distributor to dealers or other institutions that provide personal continuing shareholder service as a service fee pursuant to Section 4 shall be deemed an asset-based sales charge.

          (c) Any Distributor may assign, transfer or pledge ("Transfer") to one or more designees (each an "Assignee"), its rights to all or a designated portion of its Distributor's 12b-1 Share from time to time (but not such Distributor's duties and obligations pursuant hereto or pursuant to any distribution agreement in effect from time to time, if any, between such Distributor and the Fund), free and clear of any offsets or claims the Fund may have against such Distributor. Each such Assignee's ownership interest in a Transfer of a specific designated portion of a Distributor's 12b-1 Share is hereafter referred to as an "Assignee's 12b-1 Portion." A Transfer pursuant to this Section 3(c) shall not reduce or extinguish any claims of the Fund against the Distributor.

          (d) Each Distributor shall promptly notify the Fund in writing of each such Transfer by providing the Fund with the name and address of each such Assignee.

          (e) A Distributor may direct the Fund to pay an Assignee's 12b-1 Portion directly to such Assignee. In such event, the Distributor shall provide the Fund with a monthly calculation of the amount of (i) the Distributor's 12b-1 Share, and (ii) each Assignee's 12b-1 Portion, if any, for such month (the "Monthly Calculation"). In such event, the Fund shall, upon receipt of such notice and Monthly Calculation from the Distributor, make all payments required under such distribution agreement directly to the Assignee in accordance with the information provided in such notice and Monthly Calculation upon the same terms and conditions as if such payments were to be paid to the Distributor.

          (f) Alternatively, in connection with a Transfer, a Distributor may direct the Fund to pay all of such Distributor's 12b-1 Share from time to time to a depository or collection agent designated by any Assignee, which depository or collection agent may be delegated the duty of dividing such Distributor's 12b-1 Share between the Assignee's 12b-1 Portion and the balance of the Distributor's 12b-1 Share (such balance, when distributed to the Distributor by the depository or collection agent, the "Distributor's 12b-1 Portion"), in which case only the Distributor's 12b-1 Portion may be subject to offsets or claims the Fund may have against such Distributor.

     SECTION 4.

          (a) Amounts expended by the Fund under the Plan shall be used in part for the implementation by the Distributor of shareholder service arrangements with respect to the Shares. The maximum service fee payable to any provider of such shareholder service shall be twenty-five one-hundredths of one percent (0.25%) per annum of the average daily net assets of the Shares attributable to the customers of such service provider. All such payments are the legal obligation of the Fund and not of any Distributor or its designee.

          (b) Pursuant to this Plan, the Distributor may enter into agreements substantially in the form attached hereto as Exhibit A ("Service Agreements") with such broker-dealers ("Dealers") as may be selected from time to time by the Distributor for the provision of continuing shareholder services in connection with Shares held by such Dealers' clients and customers ("Customers") who may from time to time directly or beneficially own Shares. The personal continuing shareholder services to be rendered by Dealers under the Service Agreements may include, but shall not be limited to, some or all of the following: (i) distributing sales literature; (ii) answering routine Customer inquiries concerning the Fund and the Shares;
     (iii) assisting Customers in changing dividend options, account designations and addresses, and enrolling in any of several retirement plans offered in connection with the purchase of Shares; (iv) assisting in the establishment and maintenance of Customer accounts and records, and in the processing of purchase and redemption transactions; (v) investing dividends and capital gains distributions automatically in Shares; (vi) performing sub-accounting; (vii) providing periodic statements showing a Customer's shareholder account balance and the integration of such statements with those of other transactions and balances in the Customer's account serviced by such institution; (viii) forwarding applicable prospectuses, proxy statements, and reports and notices to Customers who hold Shares; and (ix) providing such other information and administrative services as the Fund or the Customer may reasonably request.

          (c) The Distributor may also enter into Bank Shareholder Service Agreements substantially in the form attached hereto as Exhibit B ("Bank Agreements") with selected banks and financial institutions acting in an agency capacity for their customers ("Banks"). Banks acting in such capacity will provide some or all of the shareholder services to their customers as set forth in the Bank Agreements from time to time.

          (d) The Distributor may also enter into Agency Pricing Agreements substantially in the form attached hereto as Exhibit C ("Pricing Agreements") with selected retirement plan service providers acting in an agency capacity for their customers ("Retirement Plan Providers"). Retirement Plan Providers acting in such capacity will provide some or all of the shareholder services to their customers as set forth in the Pricing Agreements from time to time.

          (e) The Distributor may also enter into Shareholder Service Agreements substantially in the form attached hereto as Exhibit D ("Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements") with selected bank trust departments and brokers for bank trust departments. Such bank trust departments and brokers for bank trust departments will provide some or all of the shareholder services to their customers as set forth in the Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements from time to time.

     SECTION 5. This Plan, any amendment to this Plan and any agreements related to this Plan, shall not take effect with respect to any Shares of any Portfolio until (i) it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Trustees of the Fund, and (b) those trustees of the Fund who are not "interested persons" of the Fund (as defined in the Investment Company Act of 1940 (the "1940 Act")) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Dis-interested Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements, and (ii) the execution by the Fund and A I M Distributors, Inc. of a Master Distribution Agreement in respect of the Shares.

     SECTION 6. Unless sooner terminated pursuant to Section 8, this Plan shall continue in effect until June 30, 2000, and thereafter shall continue in effect so long as such continuance is specifically approved, at least annually, in the manner provided for approval of this Plan in Section 5.

     SECTION 7. Each Distributor shall provide to the Fund's Board of Trustees and the Board of Trustees shall review, at least quarterly, a written report of the amounts expended for distribution of the Shares and the purposes for which such expenditures were made.

     SECTION 8. This Plan may be terminated with respect to the Shares of any Portfolio at any time by vote of a majority of the Dis-interested Trustees, or by vote of a majority of outstanding Shares of such Portfolio. Upon termination of this Plan with respect to any or all such classes, the obligation of the Fund to make payments pursuant to this Plan with respect to such classes shall terminate, and the Fund shall not be required to make payments hereunder beyond such termination date with respect to expenses incurred in connection with Shares sold prior to such termination date, provided, in each case that each of the requirements of a Complete Termination of this Plan in respect of such class, as defined below, are met. A termination of this Plan with respect to any or all Shares of any or all Portfolios shall not affect the obligation of the Fund to withhold and pay to any Distributor early withdrawal charges to which such distributor is entitled pursuant to any distribution agreement. For purposes of this Section 8 a "Complete Termination" of this Plan in respect of any Portfolio shall mean a termination of this Plan in respect of such Portfolio, provided that: (i) the Dis-interested Trustees of the Fund shall have acted in good faith and shall have determined that such termination is in the best interest of the Fund and the shareholders of such Portfolio; (ii) the Fund does not alter the terms of the early withdrawal charges applicable to Shares outstanding at the time of such termination; and (iii) unless the applicable Distributor at the time of such termination was in material breach under the distribution agreement in respect of such Portfolio, the Fund shall not, in respect of such Portfolio, pay to any person or entity, other than such Distributor or its designee, either the asset-based sales charge or the service fee (or any similar fee) in respect of the Shares sold by such Distributor prior to such termination.

     SECTION 9. Any agreement related to this Plan shall be made in writing, and shall provide:

          (a) that such agreement may be terminated with respect to the Shares of any or all Portfolios at any time, without payment of any penalty, by vote of a majority of the Dis-interested Trustees or by a vote of the majority of the outstanding Shares of such Portfolio, on not more than sixty (60) days' written notice to any other party to the agreement; and

          (b) that such agreement shall terminate automatically in the event of its assignment; provided, however, that, subject to the provisions of
     Section 8 hereof, if such agreement is terminated for any reason, the obligation of the Fund to make payments of (i) the Distributor's 12b-1 Share in accordance with the directions of the Distributor pursuant to
     Section 3(e) or (f) hereof if there exist Assignees for all or any portion of such Distributor's 12b-1 Share, and (ii) the remainder of such Distributor's 12b-1 Share to such Distributor if there are no Assignees for such Distributor's 12b-1 Share, pursuant to such agreement and this Plan will continue with respect to the Shares until such Shares are redeemed or automatically converted into another class of shares of the Fund.

     SECTION 10. This Plan may not be amended with respect to the Shares of any Portfolio to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved by a vote of at least a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Shares of such Portfolio, and no material amendment to the Plan with respect to the Shares of any Portfolio shall be made unless approved in the manner provided for in Section 5 hereof.

     SECTION 11. Notice is hereby given that, as provided by applicable law, the obligations contemplated by this Plan are not binding upon any of the shareholders of the Fund, but are binding only upon the assets and property of the Fund and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

                                            AIM FLOATING RATE FUND
                                            (on behalf of its Class B Shares)

Attest:                                        By:
---------------------------------------------- ----------------------------------------------
             Assistant Secretary                                 President

Effective as of [date]

                                   SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                             AIM FLOATING RATE FUND
                                (CLASS B SHARES)

                               (DISTRIBUTION FEE)

                                                                MINIMUM      MAXIMUM    MAXIMUM
                                                              ASSET-BASED    SERVICE   AGGREGATE
FUND                                                          SALES CHARGE     FEE     ANNUAL FEE
----                                                          ------------   -------   ----------
AIM Floating Rate Fund......................................      0.00%       0.25%       0.25%

                                                                       EXHIBIT E

                             OWNERSHIP OF THE FUND

     Listed below is the name, address and percent ownership of each person who as of December 20, 1999, to the knowledge of the Fund's management, owned beneficially 5 percent or more of the outstanding shares of the Fund:

                                                                                         PERCENT
                                                                          PERCENT        OWNED OF
                                                          NUMBER OF       OWNED OF      RECORD AND
                   NAME AND ADDRESS                     SHARES OWNED      RECORD*      BENEFICIALLY
                   ----------------                     -------------    ----------    ------------
Merrill Lynch Pierce Fenner & Smith
FBO The Sole Benefit of Customers
ATTN: Fund Administration
4800 Deer Lake Dr. East, 2nd Floor
Jacksonville, FL 32246................................  2,305,883.507       5.17%        -0-

---------------
* The Fund has no knowledge as to whether all or any portion of the shares owned of record only are also owned beneficially.

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

                       PLEASE SIGN, DATE AND RETURN YOUR
                                  PROXY TODAY!
        _                                                             _
        v  Please fold and detach card at perforation before mailing. v

PROXY                                                                      PROXY
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                             AIM FLOATING RATE FUND
          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS FEBRUARY 25, 2000

The undersigned hereby appoints Samuel D. Sirko and Gary T. Crum, and each of them separately, proxies with the power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders of GT Global Floating Rate Fund, Inc. (d/b/a AIM Floating Rate Fund), on February 25, 2000 at 2:00 p.m., Central time, and at any adjournment thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF EACH PROPOSAL.

                                        NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                        APPEARS ON THIS PROXY CARD. All joint
                                        owners should sign. When signing as
                                        executor, administrator, attorney,
                                        trustee or guardian or as custodian for
                                        a minor, please give full title as such.
                                        If a corporation, please sign in full
                                        corporate name and indicate the signer's office. If a partner, sign in the partnership name.


                                        ----------------------------------------


                                        ----------------------------------------
                                            Signature(s) (if held jointly)

                                        Dated
                                              ----------------------------------

                                                                            AFRF

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

                       PLEASE SIGN, DATE AND RETURN YOUR
                                  PROXY TODAY!
      _                                                               _
      v   Please fold and detach card at perforation before mailing.  v

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE DIRECTORS RECOMMEND VOTING "FOR" EACH PROPOSAL. TO VOTE, FILL IN THE BOX COMPLETELY.
Example: [ ]

1. Approval of an agreement and plan of conversion and liquidation providing for the reorganization of AIM Floating Rate Fund as a Delaware business trust.

             FOR            AGAINST             ABSTAIN
             [ ]              [ ]                 [ ]

2.   Approval of a distribution plan for AIM Floating Rate Fund.

             FOR            AGAINST             ABSTAIN
             [ ]              [ ]                 [ ]

3.   Election of Robert H. Graham as Director of the Fund.

                            WITHHOLD
             FOR            AUTHORITY
             [ ]              [ ]

4. Ratification of the selection of PricewaterhouseCoopers LLP as the Fund's independent public accountants.

             FOR            AGAINST             ABSTAIN
             [ ]              [ ]                 [ ]

5. IN THE DISCRETION OF SUCH PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.


                                                                           AFRF

                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                             AIM FLOATING RATE FUND

     WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of December 6, 1999, between Robert H. Graham, as Trustee, and each person who becomes a Shareholder in accordance with the terms hereinafter set forth.

     WHEREAS, the parties hereto desire to create a business trust pursuant to the Delaware Act for the investment and reinvestment of funds contributed thereto;

     NOW, THEREFORE, the Trustee hereby directs that a Certificate of Trust be filed with the Office of the Secretary of State of Delaware and does hereby declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Agreement for the benefit of the Shareholders as herein set forth below.

                                   ARTICLE I

              NAME, DEFINITIONS, PURPOSE, AND CERTIFICATE OF TRUST

     SECTION 1.1. Name. The name of the business trust created hereby is "AIM Floating Rate Fund," and the Trustee may transact the Trust's affairs in that name. The Trust shall constitute a Delaware business trust in accordance with the Delaware Act.

     SECTION 1.2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) "Affiliated Person," "Company," "Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder. The term "Commission" shall have the meaning given it in the 1940 Act;

          (b) "Agreement" means this Agreement and Declaration of Trust, as it may be amended from time to time;

          (c) "Bylaws" means the bylaws referred to in Article IV, Section 4.1(e) hereof, as from time to time amended;

          (d) "Class" means a portion of Shares of a Portfolio of the Trust established in accordance with the provisions of Article II, Section 2.3(b) hereof;

          (e) "Covered Person" means every person who is, or has been, a Trustee or an officer or employee of the Trust;

          (f) The "Delaware Act" refers to the Delaware Business Trust Act, Del. Code, Title 12, Chapter 38, sec. 3801 et seq., as such Act may be amended from time to time;

          (g) "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust, Portfolio, or Class, as applicable;

          (h) The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time;

          (i) "Outstanding Shares" means Shares shown on the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares that have been repurchased or redeemed by the Trust;

          (j) "Portfolio" means a series of Shares of the Trust established in accordance with the provisions of Article II, Section 2.3(a) hereof;

          (k) "Shareholder" means a record owner of Outstanding Shares of the Trust;

          (l) "Shares" means, as to a Portfolio or any Class thereof, the equal proportionate transferable units of beneficial interest into which the beneficial interest of such Portfolio of the Trust or such Class thereof shall be divided and may include fractions of Shares as well as whole Shares;

          (m) The "Trust" means AIM Floating Rate Fund, the Delaware business trust established hereby, and reference to the Trust, when applicable to one or more Portfolios, shall refer to each such Portfolio;

          (n) The "Trustee" means the Person who has signed this Agreement as trustee so long as he shall continue to serve as trustee of the Trust in accordance with the terms hereof, and each other Person who may from time to time be duly appointed as Trustee in accordance with the provisions of
     Article III, Section 3.4 hereof or elected as Trustee in accordance with the provisions of Article III, Section 3.6 hereof, and reference herein to a Trustee or to the Trustees shall refer to such Persons in their capacity as Trustees hereunder; and

          (o) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Portfolio, or by the Trustees on behalf of the Trust or any Portfolio.

     SECTION 1.3. Purpose. The purpose of the Trust is to conduct, operate, and carry on the business of a management investment company registered under the 1940 Act through one or more Portfolios investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.

     SECTION 1.4. Certificate of Trust. Immediately upon the execution of this Agreement, the initial Trustee shall file a Certificate of Trust with respect to the Trust in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

                                   ARTICLE II

                              BENEFICIAL INTEREST

     SECTION 2.1. Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of Shares, with par value of $0.01 per Share. The Trustees may, from time to time, (a) authorize the division of the Shares into one or more series, each of which constitutes a Portfolio, in accordance with Article II, Section 2.3(a) hereof, and (b) may further authorize the division of the Shares of any Portfolio into one or more separate and distinct Classes, in accordance with Article II, Section 2.3(b) hereof. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

     SECTION 2.2. Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.

     SECTION 2.3. Establishment of Portfolios and Classes.

          (a) The Trust shall consist of one or more separate and distinct Portfolios, each with an unlimited number of Shares unless otherwise specified. The initial Trustee hereby establishes and designates the Portfolio listed on Schedule A attached hereto and made a part hereof ("Schedule A"). Each additional Portfolio shall be established by the adoption of a resolution by the Trustees and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Shares of each Portfolio shall have the relative rights and preferences provided for herein and such rights and preferences as may be designated by the Trustees. The Trust shall maintain separate and distinct records for each Portfolio and shall hold and account for the assets belonging thereto separately from the other Trust Property and the assets belonging to any other Portfolio. Each Share of a Portfolio shall represent an equal beneficial interest in the net assets belonging to that Portfolio, except to the extent of expenses separately allocated to Classes thereof as permitted herein. A Portfolio may have exclusive voting rights with respect to matters affecting only that Portfolio. If, at any time, no Portfolios are then designated and existing, the Shares shall have the rights and preferences provided for herein to the extent relevant, and all references to Portfolio shall be construed (as the context may require) to refer to the Trust as a whole.

          (b) The Trustees may divide the Shares of any Portfolio into two or more Classes, each with an unlimited number of Shares unless otherwise specified. Each Class so established and designated shall represent a Proportionate Interest (as defined in Article II, Section 2.3.2(c) hereof) in the net assets belonging to that Portfolio and shall have identical voting, dividend, liquidation, and other rights and be subject to the same terms and conditions, except that (1) expenses, costs, charges, and reserves allocated to a Class in accordance with Article II, Section 2.3.2(d) hereof may be borne solely by that Class, (2) dividends declared and payable to a Class pursuant to Article VII, Section 7.1, shall reflect the items separately allocated thereto pursuant to the preceding clause,
     (3) each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees, and (4) each Class may have exclusive voting rights with respect to matters affecting only that Class. The initial Trustee hereby establishes for each Portfolio listed on Schedule A the Classes listed thereon. Each additional Class for any or all Portfolios shall be established by the adoption of a resolution by the Trustees and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption).

     SECTION 2.3.1. Subject to Article VI, Section 6.1 of this Agreement, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Portfolio, or Class thereof, to establish and designate and to change in any manner any Portfolio of Shares, or any Class or Classes thereof; to fix such preferences, voting powers, rights, and privileges of any Portfolio, or Classes thereof, as the Trustees may from time to time determine (but the Trustees may not change the preferences, voting powers, rights, and privileges of Outstanding Shares in a manner materially adverse to the Shareholders of such Shares without the prior approval of the affected Shareholders); to divide or combine the Shares of any Portfolio, or Classes thereof, into a greater or lesser number; to classify or reclassify any issued Shares of any Portfolio, or Classes thereof, into one or more Portfolios or Classes of Shares of a Portfolio; and to take such other action with respect to the Shares as the Trustees may deem desirable. A Portfolio and any Class thereof may issue any number of Shares but need not issue any shares. At any time that there are no Outstanding Shares of any particular Portfolio or Class previously established and designated, the Trustees may abolish that Portfolio or Class and the establishment and designation thereof.

     SECTION 2.3.2. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2.3 otherwise provides, Shares of each Portfolio or Class thereof established hereunder shall have the following relative rights and preferences:

          (a) Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Portfolio (or Class).

          (b) All consideration received by the Trust for the issue or sale of Shares of a particular Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Portfolio and may be referred to herein as "assets belonging to" that Portfolio. The assets belonging to a particular Portfolio shall belong to that Portfolio for all purposes, and to no other Portfolio, subject only to the rights of creditors of that Portfolio. In addition, any assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Portfolio shall be allocated by the Trustees between and among one or more of the Portfolios for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Portfolio.

          (c) Each Class of a Portfolio shall have a proportionate undivided interest (as determined by or at the direction of, or pursuant to authority granted by, the Trustees, consistent with industry practice) ("Proportionate Interest") in the net assets belonging to that Portfolio. References herein to assets, expenses, charges, costs, and reserves "allocable" or "allocated" to a particular Class of a Portfolio shall mean the aggregate amount of such item(s) of the Portfolio multiplied by the Class's Proportionate Interest.

          (d) A particular Portfolio shall be charged with the liabilities of that Portfolio, and all expenses, costs, charges and reserves attributable to any particular Portfolio shall be borne by such Portfolio; provided that the Trustees may, in their sole discretion, allocate or authorize the allocation of particular expenses, costs, charges and/or reserves of a Portfolio to less than all the Classes thereof, in which event payment or other discharge of the expense(s), cost(s), charge(s) and/or reserve(s) allocated to a particular Class shall be chargeable first against the assets allocable to that Class and shall be chargeable against the assets allocable to the other Classes of that Portfolio only to the extent the amount of the payment or other discharge exceeds such particular Class's allocable assets. Any general liabilities, expenses, costs, charges or reserves of the Trust (or any Portfolio) that are not readily identifiable as chargeable to or bearable by any particular Portfolio (or any particular Class) shall be allocated and charged by the Trustees between or among any one or more of the Portfolios (or Classes) in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios (or Classes) for all purposes. Without limitation of the foregoing provisions of this Subsection 2.3.2, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Trust generally or the assets belonging to any other Portfolio. Notice of this contractual limitation on inter-Portfolio liabilities shall be set forth in the Certificate of Trust described in Article I, Section 1.4 of this Agreement (whether originally or by amendment), and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Portfolio liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Portfolio.

     All references to Shares in this Agreement shall be deemed to be shares of any or all Portfolios, or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Portfolio of the Trust, and each Class thereof, except as the context otherwise requires.

     SECTION 2.4. Investment in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees from time to time may authorize. At the Trustees' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Portfolio is authorized to invest, valued as provided in applicable law. Each such investment shall be credited to the individual Shareholder's account in the form of full and fractional Shares of the Trust, in such Portfolio (or Class) as the Shareholder shall select.

     SECTION 2.5. Personal Liability of Shareholders. As provided by applicable law, no Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations, and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Portfolio (or Class) thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or, except as provided herein or by applicable law, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. Every note, bond, contract, or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to any Portfolio shall include a recitation limiting the obligation represented thereby to the Trust and its assets or to one or more Portfolios and the assets belonging thereto (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).

     SECTION 2.6. Assent to Agreement. Every Shareholder, by virtue of having purchased a Share, shall be held to have expressly assented to, and agreed to be bound by, the terms hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said decedent under this Trust.

                                  ARTICLE III

                                  THE TRUSTEES

     SECTION 3.1. Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees.

     The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

     SECTION 3.2. Initial Trustee. The initial Trustee shall be the person named herein.

     SECTION 3.3. Terms of Office of Trustees. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except (a) that any Trustee may resign his trusteeship or may retire by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) that a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of the Shareholders owning at least two-thirds of the Outstanding Shares.

     SECTION 3.4. Vacancies and Appointment of Trustees. A vacancy shall occur in case of the declination to serve, death, resignation, retirement, or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certification of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointment of such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than one (1) Trustee. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

     An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs. As soon as any Trustee appointed pursuant to this Section 3.4 shall have accepted this appointment in writing and agreed in writing to be bound by the terms of the Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

     SECTION 3.5. Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

     SECTION 3.6. Number of Trustees. The number of Trustees shall initially be one (1), and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than one (1) nor more than twelve (12). The Shareholders shall elect the Trustees (other than the initial Trustee) on such dates as the Trustees may fix from time to time.

     SECTION 3.7. Effect of Death, Resignation, etc. of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Agreement.

     SECTION 3.8. Ownership of Assets of the Trust. The assets of the Trust and of each Portfolio thereof shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any Person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust, or belonging to any Portfolio, or allocable to any Class thereof, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or in the assets belonging to the Portfolio (or allocable to the Class) in which the Shareholder holds Shares. The Shares shall be personal property giving only the rights specifically set forth in this Agreement or the Delaware Act.

                                   ARTICLE IV

                             POWERS OF THE TRUSTEES

     SECTION 4.1. Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Without limiting the foregoing and subject to any applicable limitation in this Agreement or the Bylaws of the Trust, the Trustees shall have power and authority:

          (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on, and lease any or all of the assets of the Trust;

          (b) To operate as, and to carry on the business of, an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

          (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging, or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

          (d) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

          (e) To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve such right to the shareholders; such Bylaws shall be deemed incorporated and included in this Agreement;

          (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

          (g) To employ one or more banks, trust companies or companies that are members of a national securities exchange, or such other domestic or foreign entities as custodians of any assets of the Trust subject to any conditions set forth in this Agreement or in the Bylaws;

          (h) To retain one or more transfer agents or Shareholder servicing agents, or both;

          (i) To set record dates in the manner provided herein or in the Bylaws;

          (j) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter, or other agent or independent contractor;

          (k) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article VI, Section 6.1 hereof;

          (l) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustee shall deem proper;

          (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (n) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered, or other negotiable form; or either in the name of the Trust or of a Portfolio or of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware business trusts or investment companies;

          (o) To establish separate and distinct Portfolios with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish Classes of such Portfolios having relative rights, powers, and duties as they may provide consistent with applicable law;

          (p) Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities, and expenses of the Trust to a particular Portfolio or to apportion the same between or among two or more Portfolios, provided that any liabilities or expenses incurred by a particular Portfolio shall be payable solely out of the assets belonging to that Portfolio as provided for in Article II hereof;

          (q) To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

          (r) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

          (s) To declare and pay dividends and make distributions of income and of capital gains and capital to Shareholders in the manner hereinafter provided;

          (t) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Portfolios or Classes, and to require the repurchase of the Shares of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder;

          (u) Subject to the requirements of the 1940 Act, to establish one or more committees, to delegate any of the powers of the Trustees to said committees, and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers, or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this
     Article IV, and in addition to such provisions or any other provision of this Agreement or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review, or investigation of any action, suit, or proceeding which shall be pending or threatened to be brought before any court, administrative agency, or other adjudicatory body;

          (v) To interpret the investment policies, practices or limitations of any Portfolios;

          (w) To establish a registered office and have a registered agent in the State of Delaware; and

          (x) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects, or powers.

     The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Portfolio, and not an action in an individual capacity.

     The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

     No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

     SECTION 4.2. Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Articles II and VII, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Shares any funds or property of the Trust, or any assets belonging to the particular Portfolio or any assets allocable to the particular Class, with respect to which such Shares are issued.

     SECTION 4.3. Action by the Trustees. The Trustees shall act by majority vote of those present at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by unanimous written consent of the Trustees (or by written consent of a majority of the Trustees if the President of the Trust determines that such exceptional circumstances exist, and are of such urgency, as to make unanimous written consent impossible or impractical, which determination shall be conclusive and binding on all Trustees and not otherwise subject to challenge) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the President of the Trust or by any two Trustees. Notice of the time, date, and place of all meetings of the Trustees shall be given to each Trustee by telephone, facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or in person at another meeting of the Trustees or by written notice mailed to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by any means by which notice may be given to a Trustee.

     SECTION 4.4. Principal Transactions. The Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor, or transfer agent for the Trust or with any Affiliated Person of such Person; and the Trust may employ any such Person, or firm or Company in which such Person is an Affiliated Person, as broker, legal counsel, registrar, investment adviser, distributor, administrator, transfer agent, dividend disbursing agent, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.

     SECTION 4.5. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or any Portfolio, or partly out of the principal and partly out of income, and to charge or allocate to, between or among such one or more of the Portfolios (or Classes), as they deem fair, all expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the Trust or Portfolio (or Class), or in connection with the management thereof, including, but not limited, to the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser and manager, administrator, principal underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     SECTION 4.6. Trustee Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

                                   ARTICLE V

          INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND TRANSFER AGENT

     SECTION 5.1. Investment Adviser. Subject to any vote of the Shareholders pursuant to Article VI, Section 6.1(3) that is required by the 1940 Act, the Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Portfolio whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical, and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.

     The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser, and the sub-adviser. Any references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

     SECTION 5.2. Other Service Contracts. The Trustees may authorize the engagement of a principal underwriter, transfer agent, administrator, custodian, and similar service providers.

     SECTION 5.3. Parties to Contract. Any contract of the character described in Sections 5.1 and 5.2 of this Article V may be entered into with any corporation, firm, partnership, trust, or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract.

     SECTION 5.4. Miscellaneous. The fact that (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor, or agent of or for any Company or of or for any parent or affiliate of any Company, with which an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made, or that any such Company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (ii) any Company with which an advisory or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract with one or more other companies, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                   ARTICLE VI

                    SHAREHOLDERS' VOTING POWERS AND MEETING

     SECTION 6.1. Voting Powers. The Shareholders shall have power to vote only with respect to (1) the election of Trustees as provided in Article III, Section 3.6, (2) the removal of a Trustee as provided in Article III, Section 3.3(d),
(3) any investment advisory contract to the extent required by the 1940 Act, (4) termination of the Trust or a Portfolio or Class thereof as provided in Article IX, Section 9.3, (5) amendment of this Agreement only as provided in Article IX,
Section 9.7, (6) the sale or other transfer of all or substantially all the assets of the Trust or belonging to any Portfolio, unless the primary purpose of such sale or other transfer is to change the Trust's domicile or form of organization or form of business trust; (7) the merger or consolidation of the Trust or any Portfolio with and into another Company or a series or portfolio thereof, unless (A) the primary purpose of such merger or consolidation is to change the Trust's domicile or form of organization or form of business trust, or (B) after giving effect to such merger or consolidation, based on the number of Outstanding Shares as of a date selected by the Trustees, the Shareholders of the Trust or such Portfolio will have a majority of the outstanding shares of the surviving Company or series or portfolio thereof, as the case may be; and
(8) such additional matters relating to the Trust as may be required by law or as the Trustees may consider desirable.

     Until Shares are issued, the Trustees may exercise all rights of Shareholders and may make any action required or permitted by law, this Agreement or any of the Bylaws of the Trust to be taken by Shareholders.

     On any matter submitted to a vote of the Shareholders, all Shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the Shareholders of all such Portfolios (or Classes) shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. The vote necessary to approve any such matter shall be set forth in this Agreement or in the Bylaws.

                                  ARTICLE VII

                      DISTRIBUTIONS AND REPURCHASE OFFERS

     SECTION 7.1. Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains, or capital. The amount of such dividends or other distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Portfolio or Class shall be distributed pro rata to the Shareholders of that Portfolio or Class, as the case may be, in proportion to the number of Shares of that Portfolio or Class they held on the record date established for such payment, provided that such dividends and other distributions on Shares of a Class shall appropriately reflect expenses allocated to that Class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payout plans, or similar plans as the Trustees deem appropriate.

     SECTION 7.2. Periodic Repurchase Offers.

          (a) The Trust shall make offers to repurchase its Shares at quarterly intervals pursuant to Rule 23c-3 under the 1940 Act ("Offers"). The Trustees may place such conditions and limitations on repurchase offers as may be permitted pursuant to Rule 23c-3 or by the SEC.

          (b) The third Friday of the second month of each calendar quarter, or the next business day if such day is not a business day, shall be the deadline (the "request deadline") by which the Trust must receive repurchase requests submitted by Shareholders in response to the most recent repurchase offer.

          (c) The date on which the repurchase price for Shares is to be determined (the "pricing date") shall occur no later than the fourteenth day after a repurchase request deadline, or the next business day if such day is not a business day.

          (d) Offers may be suspended or postponed under certain circumstances, as provided for in Rule 23c-3.

     SECTION 7.3. Other Repurchase Offers. The Trust may, at the discretion of the Trustees and to the extent permitted by Rule 23c-3, make discretionary repurchase offers pursuant to Rule 23c-3.

                                  ARTICLE VIII

                  LIMITATION OF LIABILITY AND INDEMNIFICATION

     SECTION 8.1. Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any person for any act, omission, or obligation of the Trust or any Trustee; provided, however, that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

     SECTION 8.2. Indemnification of Covered Persons. Every Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act and other applicable law.

     SECTION 8.3. Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust or any Portfolio or Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable Portfolio (or allocable to the applicable Class), to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law. The Trust, on behalf of the affected Portfolio (or Class), shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of that Portfolio (or Class).

                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.1. Trust Not a Partnership; Taxation. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Portfolio or, until the Trustees shall have established any separate Portfolio, of the Trust for payment under such credit, contract, or claim; and neither the Shareholders nor the Trustee, nor any of their agents, whether past, present, or future, shall be personally liable therefor.

     It is intended that the Trust, or each Portfolio if there is more than one Portfolio, be classified for tax purposes as an association taxable as a corporation, and the Trustees shall do all things that they, in their sole discretion, determine are necessary to achieve that objective, including (if they so determine) electing such classification on Internal Revenue Form 8832. Any Trustee is hereby authorized to sign such form on behalf of the Trust or any Portfolio, and the Trustees may delegate such authority to any executive officer(s) of any Portfolio's investment adviser. The Trustees, in their sole discretion and without the vote or consent of the Shareholders, may amend this Agreement to ensure that this objective is achieved.

     SECTION 9.2. Trustee's Good Faith Action, Expert Advice, No Bond or
Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article VIII hereof and to Section 9.1 of this Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of
Article VIII hereof and Section 9.1 of this Article IX, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

     SECTION 9.3. Termination of Trust or Portfolio or Class.

          (a) The Trust or any Portfolio (or Class) may be terminated by (1) a Majority Shareholder Vote of the Trust or the affected Portfolio (or Class), respectively, or (2) if there are fewer than 100 shareholders of record of the Trust or of such terminating Portfolio (or Class), the Trustees pursuant to written notice to the Shareholders of the Trust or the affected Portfolio (or Class).

          (b) On termination of the Trust or any Portfolio pursuant to paragraph
     (a),

             (1) the Trust or that Portfolio thereafter shall carry on no business except for the purpose of winding up its affairs,

             (2) the Trustees shall (i) proceed to wind up the affairs of the Trust or that Portfolio, and all powers of the Trustees under this Agreement with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts of the Trust or that Portfolio, (ii) collect its assets or the assets belonging thereto, (iii) sell, convey, assign, exchange, or otherwise dispose of all or any part of those assets to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind,
        (iv) discharge or pay its liabilities, and (v) do all other acts appropriate to liquidate its business, and

             (3) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining assets ratably among the Shareholders of the Trust or that Portfolio.

          (c) On termination of any Class pursuant to paragraph (a),

             (1) the Trust thereafter shall carry on no business with respect to that Class except for the purpose of winding up its affairs,

             (2) the Trustees shall (i) proceed to wind up all affairs respecting that Class, and all powers of the Trustees under this Agreement with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts respecting that Class, and (ii) do all other acts appropriate to liquidate its business respecting that Class, and

             (3) the Trustees shall distribute ratably among the Shareholders of that Class, in cash or in kind, an amount equal to the net value of the assets allocable to that Class (after taking into account any fees, expenses, or charges allocated thereto), and in connection with any such distribution in cash the Trustees are authorized to sell, convey, assign, exchange, or otherwise dispose of such assets of the Portfolio of which that Class is a part as they deem necessary.

          (d) On completion of distribution of the remaining assets pursuant to paragraph (b)(3) (or the net value of allocable assets pursuant to paragraph (c)(3)), the Trust or the affected Portfolio (or Class) shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto and the rights and interests of all parties therein shall be canceled and discharged. On termination of the Trust, following completion of winding up of its business, the Trustees shall cause a Certificate of Cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate may be signed by any one Trustee.

     SECTION 9.4. Certain Transactions.

          (a) Notwithstanding any other provision hereof and subject to the exception provided in paragraph (d) of this Section 9.4, the transactions described in paragraph (c) of this Section 9.4 shall require the affirmative vote or consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Shares of the Trust. Notwithstanding any other provision herein, such affirmative vote shall be in addition to, and not in lieu of, the vote or consent of the Shareholders of the Trust otherwise required by law (including, without limitation, any separate vote by Class or Portfolio that may be required by the 1940 Act or by other applicable law), by the terms of any Class or Portfolio that is now or hereafter authorized, by any agreement between the Trust and any national securities exchange, or by this Declaration.

          (b) For purposes of this Section 9.4, the term "Principal Shareholder" shall mean any corporation, person, or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934), which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding Shares of the Trust and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Shareholder. For the purposes of this Section 9.4, in addition to the Shares which a corporation, person, entity, or group beneficially owns directly, any corporation, person, entity, or group shall be deemed to be the beneficial owner of any Shares (1) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (1) above), by any other corporation, person, entity, or group with which it or its "affiliate" or "associate," as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares of the Trust, or which is its "affiliate" or "associate" as so defined. For purposes of this Section, calculation of the outstanding Shares of the Trust shall not include Shares deemed owned through application of clause (1) above.

          (c) This Section shall apply to the following transactions:

             1. Merger or consolidation of the Trust with or into any other corporation;

             2. Issuance of any securities of the Trust to any Principal Shareholder for cash;

             3. Sale, lease, or exchange of all or any substantial part of the assets of the Trust to any Person or entity (except assets having an aggregate fair market value of less than $1,000,000 as reasonably determined by the Trustees);

             4. Sale, lease, or exchange to the Trust, in exchange for securities of the Trust, of any assets of any Person or entity (except assets having an aggregate fair market value of less than $1,000,000 as reasonably determined by the Trustees); or

             5. Any amendment of this Agreement that makes the Shares a "redeemable security" as that term is defined in the 1940 Act.

          (d) The provisions of this Section 9.4 shall not apply to any transaction described in paragraph (c) of this Section 9.4 if the Trustees authorize such transaction by an affirmative vote of a majority of the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act.

     SECTION 9.5. Sale of Assets; Merger and Consolidation. Subject to Article VI, Section 6.1 of this Agreement, the Trustees may cause (i) the Trust or one or more of its Portfolios to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another business trust or Company, (ii) the Shares of the Trust or any Portfolio (or Class) to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 9.5 of Article IX, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the

Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Portfolio (or Class) into beneficial interests in such separate business trust or trusts (or series or class thereof).

     SECTION 9.6. Filing of Copies, References, Headings. The original or a copy of this Agreement or any amendment hereto or any supplemental Agreement shall be kept at the office of the Trust where it may be inspected by any Shareholder. In this Agreement or in any such amendment or supplemental Agreement, references to this Agreement, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended or affected by any such supplemental Agreement. All expressions like "his," "he," and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Agreement, rather than the headings, shall control. This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

     SECTION 9.7. Governing Law. The Trust and this Agreement, and the rights, obligations and remedies of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the other laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or this Trust Agreement
(a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Agreement.

     The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions, provided, however, that the exercise of any such power, privilege, or action shall not otherwise violate applicable law.

     SECTION 9.8. Amendments. Except as specifically provided herein, the Trustees may, without any Shareholder vote, amend this Agreement by making an amendment, an Agreement supplemental hereto, or an amended and restated trust instrument. Any amendment submitted to Shareholders that the Trustees determine would affect the Shareholders of less than all Portfolios (or less than all Classes thereof) shall be authorized by vote of only the Shareholders of the affected Portfolio(s) (or Class(es)), and no vote shall be required of Shareholders of any Portfolio (or Class) that is not affected. Notwithstanding anything else herein to the contrary, any amendment to Article VIII that would have the effect of reducing the indemnification provided thereby to Covered Persons or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of Shareholders owning at least two-thirds of the Outstanding Shares entitled to vote thereon. A certification signed by a majority of the Trustees setting forth an amendment to this Agreement and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     SECTION 9.9. Provisions in Conflict with Law. The provisions of this Agreement are severable, and the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or enforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

     SECTION 9.10. Shareholders' Right to Inspect Shareholder List. One or more Persons who together and for at least six months have been Shareholders of at least five percent (5%) of the Outstanding Shares of any Class may present to any officer or resident agent of the Trust a written request for a list of its Shareholders. Within twenty (20) days after such request is made, the Trust shall prepare and have available on file at its principal office a list verified under oath by one of its officers or its transfer agent or registrar which sets forth the name and address of each Shareholder and the number of Shares of each Class which the Shareholder holds. The rights provided for herein shall not extend to any Person who is a beneficial owner but not also a record owner of Shares of the Trust.

     IN WITNESS WHEREOF, the undersigned, being the sole initial Trustee of the Trust, has executed this instrument this 6th day of December, 1999.

                                                  /s/ ROBERT H. GRAHAM
                                            ------------------------------------
                                            Robert H. Graham, as Trustee

                                   SCHEDULE A

     AIM Floating Rate Fund shall be divided into two Classes (Class B and Class
C).

                                     BYLAWS

                                       OF

                            AIM FLOATING RATE FUND,
                           A DELAWARE BUSINESS TRUST

                       ADOPTED EFFECTIVE DECEMBER 9, 1999

                               TABLE OF CONTENTS

ARTICLE I OFFICES....................................................1
    Section 1.  Registered Office....................................1
    Section 2.  Other Offices........................................1
ARTICLE II TRUSTEES..................................................1
    Section 1. Number................................................1
    Section 2.  Term.................................................1
    Section 3.  Vacancy..............................................1
    Section 4.  Delegation of Power..................................2
    Section 5.  Inability to Serve Full Term.........................2
    Section 6.  Powers...............................................2
    Section 7.  Meetings of the Trustees.............................2
    Section 8.  Regular Meetings.....................................2
    Section 9.  Notice of Meetings...................................3
    Section 10.  Quorum..............................................3
    Section 11.  Action Without Meeting..............................3
    Section 12.  Designation, Powers, and Name of Committees.........3
    Section 13.  Minutes of Committee................................3
    Section 14.  Compensation of Trustees............................3
ARTICLE III OFFICERS.................................................4
    Section 1.  Executive Officers...................................4
    Section 2.  Term of Office.......................................4
    Section 3.  President............................................4
    Section 4.  Chairman of the Board................................4
    Section 5.  Other Officers.......................................4
    Section 6.  Secretary............................................5
    Section 7.  Treasurer............................................5
    Section 8.  Surety Bond..........................................5
ARTICLE IV MEETINGS OF SHAREHOLDERS..................................5
    Section 1.  Purpose..............................................5
    Section 2.  Nominations of Trustees..............................6
    Section 3.  Election of Trustees.................................6
    Section 4.  Notice of Meetings...................................6
    Section 5.  Special Meetings.....................................6
    Section 6.  Notice of Special Meeting............................6
    Section 7.  Conduct of Special Meeting...........................6
    Section 8.  Quorum...............................................6
    Section 9.  Organization of Meetings.............................7
    Section 10.  Voting Standard.....................................7
    Section 11.  Voting Procedure....................................7
    Section 12.  Action Without Meeting..............................8
ARTICLE V NOTICES....................................................8
    Section 1.  Methods of Giving Notice.............................8
    Section 2.  Written Waiver.......................................8

ARTICLE VI CERTIFICATES OF SHARES....................................8
    Section 1.  Issuance.............................................8
    Section 2.  Countersignature.....................................8
    Section 3.  Lost Certificates....................................9
    Section 4.  Transfer of Shares...................................9
    Section 5.  Fixing Record Date...................................9
    Section 6.  Registered Shareholders..............................9
ARTICLE VII GENERAL PROVISIONS......................................10
    Section 1.  Dividends and Other Distributions...................10
    Section 2.  Indemnification.....................................10
    Section 3.  Advance Payments of Indemnifiable Expenses..........10
    Section 4.  Seal................................................10
    Section 5.  Severability........................................10
    Section 6.  Headings............................................11
ARTICLE VIII AMENDMENTS.............................................11
    Section 1.  Amendments..........................................11

                                     BYLAWS

                                       OF

                            AIM FLOATING RATE FUND,
                           A DELAWARE BUSINESS TRUST

Capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Trust's Agreement and Declaration of Trust
                                ("Agreement").

                                   ARTICLE I

                                    OFFICES

           Section 1. Registered Office. The registered office of AIM Floating Rate Fund (the "Trust") shall be in the County of New Castle, State of Delaware.

           Section 2. Other Offices. The Trust may also have offices at such other places both within and without the State of Delaware as the Trustees may from time to time determine or the business of the Trust may require.

                                  ARTICLE II

                                   TRUSTEES

           Section 1. Number. The number of Trustees shall initially be one, and thereafter shall be such number as shall be fixed from time to time by resolution of the Board of Trustees; provided, however, that the number of Trustees shall in no event be less than one nor more than twelve.

           Section 2. Term. The Trustees shall hold office during the lifetime of the Trust, except (a) that any Trustee may resign his trusteeship or may retire by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) that a Trustee may be removed at any meeting of the shareholders of the Trust.

           Section 3. Vacancy. In case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certification of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than one Trustee. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

           An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee appointed pursuant to Sections 2 and 3 of
Article II of these Bylaws, or elected pursuant to Section 3 of Article IV, and the Agreement shall have accepted this appointment in writing and agreed in writing to be bound by the terms of the Trust Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

           Section 4. Delegation of Power. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees.

           Section 5. Inability to Serve Full Term. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of the Agreement.

           Section 6. Powers. The Trustees shall have exclusive and absolute control over the trust property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the trust property and business in their own right, but with such powers of delegation as may be permitted by the Agreement. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of these Bylaws and the Agreement, the presumption shall be in favor of a grant of power to the Trustees.

           Section 7. Meetings of the Trustees. The Trustees of the Trust may hold meetings, both regular and special, either within or without the State of Delaware.

           Section 8. Regular Meetings. Regular meetings of the Board of Trustees shall be held each year, at such time and place as the Board of Trustees may determine.

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
           Section 9. Notice of Meetings. Notice of the time, date, and place of all meetings of the Trustees shall be given to each Trustee by telephone, facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or in person at another meeting of the Trustees or by written notice mailed to his or her home or business address at least seventy-two hours in advance of the meeting.

           Section 10. Quorum. At all meetings of the Trustees, a majority of the Trustees then in office shall constitute a quorum for the transaction of business and the act of a majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board of Trustees, except as may be otherwise specifically provided by applicable law or by the Agreement or these Bylaws. If a quorum shall not be present at any meeting of the Board of Trustees, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

           Section 11. Action Without Meeting. Unless otherwise restricted by the Agreement or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting by unanimous written consent of the Trustees or committee members (or by written consent of a majority of the Trustees if the President of the Trust determines that such exceptional circumstances exist, and are of such urgency, as to make unanimous written consent impossible or impractical, which determination shall be conclusive and binding on all Trustees and not otherwise subject to challenge) and the writing or writings are filed with the minutes of proceedings of the board or committee.

           Section 12. Designation, Powers, and Name of Committees. The Board of Trustees may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Trustees of the Trust. The Board may designate one or more Trustee as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Each committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Trustees in the management of the business and affairs of the Trust; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Trustees.

           Section 13. Minutes of Committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Trustees when required.

           Section 14. Compensation of Trustees. The Trustees as such shall be entitled to reasonable compensation for their services as determined from time to time by the Board of Trustees. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.

                                  ARTICLE III

                                    OFFICERS

           Section 1. Executive Officers. The initial executive officers of the Trust shall be elected by the Board of Trustees as soon as practicable after the organization of the Trust. The executive officers may include a Chairman of the Board, and shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Trustees), a Secretary and a Treasurer. The Chairman of the Board, if any, shall be selected from among the Trustees. The Board of Trustees may also in its discretion appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board may determine. The Board of Trustees may fill any vacancy which may occur in any office. Any two offices, except for those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Trust in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.

           Section 2. Term of Office. Unless otherwise specifically determined by the Board of Trustees, the officers shall serve at the pleasure of the Board of Trustees. If the Board of Trustees in its judgment finds that the best interests of the Trust will be served, the Board of Trustees may remove any officer of the Trust at any time with or without cause. The Trustees may delegate this power to the President with respect to any other officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

           Section 3. President. The President shall be the chief executive officer of the Trust and, subject to the Board of Trustees, shall generally manage the business and affairs of the Trust. If there is no Chairman of the Board, or if the Chairman of the Board has been appointed but is absent, the President shall, if present, preside at all meetings of the shareholders and the Board of Trustees.

           Section 4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the shareholders and the Board of Trustees, if the Chairman of the Board is present. The Chairman of the Board shall have such other powers and duties as shall be determined by the Board of Trustees, and shall undertake such other assignments as may be requested by the President.

           Section 5. Other Officers. The Chairman of the Board or one or more Vice Presidents shall have and exercise such powers and duties of the President in the absence or inability to act of the President, as may be assigned to them, respectively, by the Board of Trustees or, to the extent not so assigned, by the President. In the absence or inability to act of the President, the powers and duties of the President not otherwise assigned by the Board of Trustees or the President shall devolve upon the Chairman of the Board, or in the Chairman's absence, the Vice Presidents in the order of their election.

           Section 6. Secretary. The Secretary shall (a) have custody of the seal of the Trust; (b) attend meetings of the shareholders, the Board of Trustees, and any committees of Trustees and keep the minutes of such meetings of shareholders, Board of Trustees and any committees thereof; and (c) issue all notices of the Trust. The Secretary shall have charge of the shareholder records and such other books and papers as the Board may direct, and shall perform such other duties as may be incidental to the office or which are assigned by the Board of Trustees. The Secretary shall also keep or cause to be kept a shareholder book, which may be maintained by means of computer systems, containing the names, alphabetically arranged, of all persons who are shareholders of the Trust, showing their places of residence, the number and class or series of any class of shares of beneficial interest held by them, respectively, and the dates when they became the record owners thereof, and such book shall be open for inspection as prescribed by the laws of the State of Delaware.

           Section 7. Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Trust and shall deposit the same in the name of the Trust in such bank or banks or other depositories, subject to withdrawal in such manner as these Bylaws or the Board of Trustees may determine. The Treasurer shall, if required by the Board of Trustees, give such bond for the faithful discharge of duties in such form as the Board of Trustees may require.

           Section 8. Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended ("1940 Act") and the rules and regulations of the Securities and Exchange Commission ("Commission") to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds, or securities that may come into his or her hands.

                                  ARTICLE IV

                            MEETINGS OF SHAREHOLDERS

           Section 1. Purpose. All meetings of the shareholders for the election of Trustees shall be held at such place as may be fixed from time to time by the Trustees, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Trustees and stated in the notice indicating that a meeting has been called for such purpose. Meetings of shareholders may be held for any purpose determined by the Trustees and may be held at such time and place, within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. At all meetings of the shareholders, every shareholder of record entitled to vote thereat shall be entitled to vote either in person or by proxy, which term shall include proxies provided through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Trustees or one or more executive officers of the Trust. Unless a proxy provides otherwise, such proxy is not valid more than eleven months after its date. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

           Section 2. Nominations of Trustees. Nominations of individuals for election to the Board of Trustees shall be made by the Board of Trustees or a nominating committee of the Board of Trustees, if one has been established (the "Nominating Committee"). Any shareholder of the Trust may submit names of individuals to be considered by the Nominating Committee or the Board of Trustees, as applicable, provided, however, (i) that such person was a shareholder of record at the time of submission of such names and is entitled to vote at the meeting, and (ii) that the Nominating Committee or the Board of Trustees, as applicable, shall make the final determination of persons to be nominated.

           Section 3. Election of Trustees. All meetings of shareholders for the purpose of electing Trustees shall be held on such date and at such time as shall be designated from time to time by the Trustees and stated in the notice of the meeting, at which the shareholders shall elect by a plurality vote any number of Trustees as the notice for such meeting shall state are to be elected, and transact such other business as may properly be brought before the meeting in accordance with Section 1 of this Article IV.

           Section 4. Notice of Meetings Written notice of any meeting stating the place, date, and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten days before the date of the meeting in accordance with Article V hereof.

           Section 5. Special Meetings.. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the Agreement, may be called by any Trustee; provided, however, that the Trustees shall promptly call a meeting of the shareholders solely for the purpose of removing one or more Trustees, when requested in writing so to do by the record holders of not less than ten percent of the outstanding shares of the Trust.

           Section 6. Notice of Special Meeting. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose of purposes for which the meeting is called, shall be given not less than ten days before the date of the meeting, to each shareholder entitled to vote at such meeting.

           Section 7. Conduct of Special Meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

           Section 8. Quorum. The holders of one-third of the shares of beneficial interests that are issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by applicable law or by the Agreement. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the vote of the holders of a majority of shares cast shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

           Section 9.  Organization of Meetings.

                   (a) The Chairman of the Board of Trustees shall preside at each meeting of shareholders. In the absence of the Chairman of the Board, the meeting shall be chaired by the President, or if the President shall not be present, by a Vice President. In the absence of all such officers, the meeting shall be chaired by a person elected for such purpose at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Trust shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Trust shall so act, and if the Secretary has not designated a person, then the meeting shall elect a secretary for the meeting.

                   (b) The Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Trustees, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Board of Trustees or the chairman of the meeting determines that meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

           Section 10. Voting Standard. When a quorum is present at any meeting, the vote of the holders of a majority of the shares cast shall decide any question brought before such meeting, unless the question is one on which, by express provision of applicable law, the Agreement, these Bylaws, or applicable contract, a different vote is required, in which case such express provision shall govern and control the decision of such question.

           Section 11. Voting Procedure. Each whole share shall be entitled to one vote, and each fractional share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of the shareholders, all shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the shareholders of such Portfolios (or Classes) shall be entitled to vote thereon.

           Section 12. Action Without Meeting. Unless otherwise provided in the Agreement or applicable law, any action required to be taken at any meeting of shareholders of the Trust, or any action which may be taken at any meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                   ARTICLE V

                                    NOTICES

           Section 1. Methods of Giving Notice. Whenever, under the provisions of applicable law or of the Agreement or of these Bylaws, notice is required to be given to any Trustee or shareholder, it shall not, unless otherwise provided herein, be construed to mean personal notice, but such notice may be given orally in person, or by telephone (promptly confirmed in writing) or in writing, by mail addressed to such Trustee or shareholder, at his address as it appears on the records of the Trust, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Trustees or members of a committee may also be given by telex, telegram, telecopier or via overnight courier. If sent by telex or telecopier, notice to a Trustee or member of a committee shall be deemed to be given upon transmittal; if sent by telegram, notice to a Trustee or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company, and if sent via overnight courier, notice to a Trustee or member of a committee shall be deemed to be given when delivered against a receipt therefor.

           Section 2. Written Waiver. Whenever any notice is required to be given under the provisions of applicable law or of the Agreement or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VI

                             CERTIFICATES OF SHARES

           Section 1. Issuance. The Trust may, in its sole discretion, issue a certificate to any shareholder, signed by, or in the name of the Trust by, the President, certifying the number of shares owned by him, her or it in a Class or Portfolio of the Trust. No Shareholder shall have the right to demand or require that a certificate be issued to him, her or it.

           Section 2. Countersignature. Where a certificate is countersigned
(1) by a transfer agent other than the Trust or its employee, or, (2) by a registrar other than the Trust or its employee, the signature of the Trustee may be a facsimile.


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
           Section 3. Lost Certificates. The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates therefore issued by the Trust alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Trust a bond in such sum as it may direct as indemnity against any claim that may be made against the Trust with respect to the certificate alleged to have been lost, stolen or destroyed.

           Section 4. Transfer of Shares. The Trustees shall make such rules as they consider appropriate for the transfer of shares and similar matters. To the extent certificates are issued in accordance with Section 1 of this Article VI, upon surrender to the Trust or the transfer agent of the Trust of such certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Trust to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

           Section 5. Fixing Record Date. In order that the Trustees may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of beneficial interests or for the purpose of any other lawful action, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than ninety nor less than ten days before the date of such meeting, nor more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees for action by shareholder consent in writing without a meeting, nor more than ninety days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Trustees may fix a new record date for the adjourned meeting.

           Section 6. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice hereof, except as otherwise provided by the laws of Delaware.

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
                                  ARTICLE VII

                               GENERAL PROVISIONS

           Section 1. Dividends and Other Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains or capital. The amount of such dividends or other distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

           Section 2. Indemnification. Every person who is, or has been, a Trustee or officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by the Delaware Business Trust Act, these Bylaws and other applicable law.

           Section 3. Advance Payments of Indemnifiable Expenses. To the maximum extent permitted by the Delaware Act and other applicable law, the Trust or applicable Portfolio may advance to a Covered Person, in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding, expenses for which the Covered Person would ultimately be entitled to indemnification; provided that the Trust or applicable Portfolio has received an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Portfolio if it is ultimately determined that he is not entitled to indemnification for such expenses, and further provided that (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust nor parties to the matter, or independent legal counsel in a written opinion shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification for such expenses.

           Section 4. Seal. The business seal shall have inscribed thereon the name of the business trust, the year of its organization and the word "Business Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. Any officer or Trustee of the Trust shall have authority to affix the corporate seal of the Trust to any document requiring the same.

           Section 5. Severability. The provisions of these Bylaws are severable. If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code, or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

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
           Section 6. Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

                                 ARTICLE VIII

                                   AMENDMENTS

           Section 1. Amendments. These Bylaws may be altered or repealed at any regular or special meeting of the Board of Trustees without prior notice. These Bylaws may also be altered or repealed at any special meeting of the shareholders, but only if the Board of Trustees resolves to put a proposed alteration or repealer to the vote of the shareholders and notice of such alteration or repealer is contained in a notice of the special meeting being held for such purpose.


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